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                                                                    EXHIBIT 99.A
                                                        CONFORMED EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT


                                  by and among

                             BLUEGREEN CORPORATION,
                            BG/RDI ACQUISITION CORP.

                                       and

                                 RANDY L. KEIM,
                                 JEFFREY J. KEIM
                                       and
                                  DAVID BIDGOOD




                            Dated as of July 24, 1997












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                                Table of Contents

                                                                           Page
                                                                           ----
ARTICLE 1.  PURCHASE AND SALE OF SHARES.......................................1

ARTICLE 2.  PURCHASE PRICE AND PAYMENT........................................1
         ss.2.1  Purchase Price...............................................1
         ss.2.2  Payment......................................................2
         ss.2.3  Allocation...................................................2

ARTICLE 3.  REPRESENTATIONS OF THE STOCKHOLDERS...............................2
         ss.3.1   Title.......................................................2
         ss.3.2   Due Issuance................................................2
         ss.3.3   Validity and Enforceability.................................2
         ss.3.4   Capitalization..............................................3
         ss.3.5   Organization, etc...........................................3
         ss.3.6   Subsidiaries................................................3
         ss.3.7   Power and Authority.........................................3
         ss.3.8   Financial Statements........................................4
         ss.3.9   Absence of Undisclosed Liabilities..........................4
         ss.3.10  Litigation..................................................4
         ss.3.11  Insurance...................................................4
         ss.3.12  Fixed Assets................................................5
         ss.3.13  Personal Property...........................................5
         ss.3.14  Conduct of Business; Absence of Certain Changes.............5
         ss.3.15  Tax Matters.................................................5
         ss.3.16  Books and Records...........................................6
         ss.3.17  Material Contracts..........................................6
         ss.3.18  Authorizations and Compliance...............................8
         ss.3.19  Labor Matters...............................................8
         ss.3.20  ERISA; Benefit Plans. ......................................8
         ss.3.21  Banking Relationships.......................................9
         ss.3.22  Intangible Property........................................ 9
         ss.3.23  Real Estate................................................10
         ss.3.24  Receivables................................................11
         ss.3.25  Environmental Matters......................................11
         ss.3.26  Transactions with Affiliates...............................11
         ss.3.27  Disclosure.................................................12
         ss.3.28  Brokers....................................................12
         ss.3.29  Warranties.................................................12
         ss.3.30  No Other Income............................................12

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BLUEGREEN AND BUYER............12
         ss.4.1   Organization...............................................12
         ss.4.2   Authorization..............................................13
         ss.4.3   Brokers....................................................13
         ss.4.4   Investment Intent..........................................13
         ss.4.5   Litigation.................................................13
         ss.4.6   SEC Filings................................................13

ARTICLE 5.  ACCESS TO INFORMATION; PUBLIC ANNOUNCEMENTS......................14
         ss.5.1   Access.....................................................14
         ss.5.2   Public Announcements.......................................14
         ss.5.3   Hart-Scott Rodino Antitrust Improvements Act...............14



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
ARTICLE 6.  PRE-CLOSING COVENANTS OF RDI COMPANIES AND STOCKHOLDERS..........14
         ss.6.1   Conduct of Business........................................14
         ss.6.2   Continuing Obligation to Inform............................15
         ss.6.3   Exclusivity................................................16
         ss.6.4   Separate Breach............................................16

ARTICLE 7.  ADDITIONAL COVENANTS. ...........................................16
         ss.7.1   Efforts....................................................16

ARTICLE 8.  COVENANT NOT TO COMPETE..........................................16
         ss.8.1   Noncompetition.............................................16
         ss.8.2   Proprietary Information....................................17
         ss.8.3   Injunctive Relief..........................................17
         ss.8.4   Limitation on Scope........................................17
         ss.8.5   Name.......................................................18
         ss.8.6   Legitimate Business Interests..............................18

ARTICLE 9.  CONDITIONS TO OBLIGATIONS OF BLUEGREEN AND THE BUYER.............18
         ss.9.1   Representations and Warranties; Covenants..................18
         ss.9.2   Required Consents..........................................18
         ss.9.3   No Adverse Proceedings.....................................18
         ss.9.4   Opinion of Counsel.........................................19
         ss.9.5   Stock Certificates.........................................19
         ss.9.6   Environmental Review.......................................19
         ss.9.7   Financing..................................................19
         ss.9.8   Other Instruments..........................................19
         ss.9.9   Real Property..............................................19
         ss.9.10  No Material Adverse Change.................................19
         ss.9.11  Employment and Noncompetition Agreements...................19
         ss.9.12  Due Diligence..............................................19
         ss.9.13  AmClub.....................................................19
         ss.9.14  Financial Condition........................................19
         ss.9.15  Restructure Agreement......................................20
         ss.9.16  Payables...................................................20

ARTICLE 10.  CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS...................20
         ss.10.1  Representations and Warranties; Covenants..................20
         ss.10.2  No Adverse Proceedings. ...................................20
         ss.10.3  Opinion of Counsel.........................................20
         ss.10.4  Deliveries at Closing. ....................................20
         ss.10.5  Employment and Noncompetition Agreements...................20
         ss.10.6  Required Consents..........................................20
         ss.10.7  Stockholder Guaranties.....................................20

ARTICLE 11.  CLOSING.........................................................21
         ss.11.1  Date and Place of Closing..................................21
         ss.11.2  Deliveries at Closing by the Stockholders..................21
         ss.11.3  Deliveries at Closing by the Buyer and Bluegreen...........21

ARTICLE 12.  SURVIVAL; INDEMNIFICATION.......................................21
         ss.12.1  Survival...................................................21
         ss.12.2  Indemnification by Stockholders............................21
         ss.12.3  Indemnification by Buyer and Bluegreen.....................23
         ss.12.4  Procedures for Indemnification of Third Party Claims.......23
         ss.12.5  Set-off, Etc...............................................23

ARTICLE 13.  TERMINATION OF AGREEMENT........................................24
         ss.13.1  Termination................................................24
         ss.13.2  Effect of Termination......................................24
ARTICLE 14.  DEFINITIONS.....................................................25

ARTICLE 15.  ESCROW PROVISIONS...............................................29
         ss.15.1  Appointment of Escrow Agent................................29




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
         ss.15.2  The Deposit......................................................................................29
         ss.15.3  Disposition of Deposit...........................................................................29
         ss.15.4  Provisions as to Escrow Agent....................................................................29

ARTICLE 16.  MISCELLANEOUS.........................................................................................30
         ss.16.1  Notices..........................................................................................30
         ss.16.2  Successors and Assigns...........................................................................31
         ss.16.3  Entire Agreement; Amendments.....................................................................31
         ss.16.4  Expenses.........................................................................................31
         ss.16.5  Governing Law....................................................................................32
         ss.16.6  Counterparts; Severability; Obligations..........................................................32
         ss.16.7  No Waivers.......................................................................................32
         ss.16.8  No Third Party Beneficiaries.....................................................................32
         ss.16.9  Further Assurances...............................................................................32
         ss.16.10 Agent of Sellers.................................................................................32
         ss.16.11 Release..........................................................................................32


Schedules         3.4  -- Capitalization
                  3.7  -- Required Consents
                  3.8  -- Financial Statements
                  3.9  -- Liabilities
                  3.10 -- Litigation
                  3.11 -- Insurance
                  3.12 -- Fixed Assets
                  3.13A - David Bidgood Office Computer
                  3.13B - Leased Equipment
                  3.14 -- Absence of Charges
                  3.15 -- Tax Matters
                  3.17 -- Material Contracts
                  3.18 -- Authorizations
                  3.19 -- Labor
                  3.20 -- Benefit Plans
                  3.21 -- Bank Relationships
                  3.22 -- Intangible Property
                  3.23 -- Timeshare Projects
                  3.24 -- Representations Regarding Accounts Receivable
                  3.26 -- Affiliated Transactions
                  3.29 -- Warranty Claims
                  4.2  -- Bluegreen Consents
                  15   -- Existing Liens

Exhibits          A -- Form of Note
                  B -- Form of W&S Opinion
                  C -- Form of Employment Agreement
                  D -- Form of CH&S Opinion




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         THIS STOCK PURCHASE AGREEMENT is made as of July 24, 1997 by and among
(a) Bluegreen Corporation, a Massachusetts corporation ("Bluegreen"), (b) BG/RDI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Bluegreen (the "Buyer"), (c) Randy L. Keim, Jeffrey J. Keim and David Bidgood (each, individually, a "Stockholder" and collectively the "Stockholders"), and
(d) Weinstock & Scavo, P.C. as Escrow Agent. Certain other terms used in this Agreement are defined in Article 14 below.

                              PRELIMINARY STATEMENT

         The Stockholders own, in the aggregate, one hundred percent (100%) of the issued and outstanding capital stock of RDI Group, Inc., a Florida corporation ("RDI Group"). RDI Group owns one hundred percent (100%) of the issued and outstanding capital stock of Dellona Enterprises, Inc., a Wisconsin corporation ("Dellona"), RDI Vacation Shoppe, Inc., a Florida corporation ("Vacation Shoppe"), Resort Development International, Inc., a Florida corporation ("RDI"), RDI Resources, Inc., a Florida corporation ("RDI Resources"), RDI Realty, Inc., a Florida corporation ("RDI Realty"), RDI Resort Services Corp., a Florida corporation ("Resort Services"), and Vacations Unlimited, Inc., a Florida corporation ("VUI"). In addition, Jeffrey J. Keim and Randy L. Keim own in the aggregate one hundred percent (100%) of the issued and outstanding capital stock of Resort Title Agency, Inc., a Florida corporation ("RDI Title"). Furthermore, Randy L. Keim, as of the date of execution hereof, owns twenty five percent (25%) of the issued and outstanding capital stock of AmClub, Inc., a Texas corporation ("AmClub"), and intends to acquire, as of the Closing Date, one hundred percent (100%) of the issued and outstanding capital stock of AmClub. In addition to the foregoing, Dellona owns one hundred percent (100%) of the issued and outstanding capital stock of Resort Ownership, Inc., a Florida corporation ("Resort Ownership"). Resort Services owns one hundred percent (100%) of the issued and outstanding capital stock of Interval Resort Property Management Company, a Florida corporation ("Interval Resort"). RDI Group and RDI Title are each herein referred to as "Selling Company" and collectively as the "Selling Companies." The Selling Companies, Dellona, Resort Services, VUI, RDI Realty, Vacation Shoppe, RDI, RDI Resources, Resort Ownership and Interval Resorts are herein individually referred to as an "RDI Company" and such corporations are collectively referred to herein as the "RDI Companies". A description of the organizational structure and capitalization of the RDI Companies is set forth on Schedule 3.4 hereto. The Stockholders wish to sell, and the Buyer wishes to buy, all of the issued and outstanding capital stock of each Selling Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         ARTICLE 1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, the Stockholders shall sell, transfer and assign to the Buyer free and clear of all Liens, and the Buyer shall purchase from the Stockholders, all shares of the issued and outstanding capital stock of each of RDI Group and RDI Title (collectively, the "Shares").

         ARTICLE 2.  PURCHASE PRICE AND PAYMENT.

         ss.2.1 Purchase Price. The aggregate purchase price for the Shares shall be $7,500,000 (the "Purchase Price"). The portion of the Purchase Price to be paid in cash at the Closing under ss.2.2 shall be paid without any deduction for expenses; the Stockholders will pay the fees and expenses of Weinstock & Scavo, P.C. to be borne by them under ss.16.4 from the cash portion of the Purchase Price received by them on the Closing Date or before the Closing.

         ss.2.2 Payment. Upon the execution of this Agreement, $10,000 (together with all interest earned thereon, the "Deposit") shall be delivered by the Buyer to Weinstock & Scavo, P.C., counsel for the Stockholders (the "Escrow Agent"), to be held in accordance with the terms of Article 15. At the Closing, the Buyer shall pay the Purchase Price to the Agent for the benefit of the Stockholders as follows: (a) an amount equal to the difference between $6,000,000 and the Deposit by wire transfer of immediately available funds and (b) $1.5 million in the form of a promissory note of the Buyer in the principal amount of $1.5 million, such note to be substantially in the form attached as Exhibit A hereto (the "Note").

         ss.2.3 Allocation. The aggregate amount of the Purchase Price shall be allocated among the Shares as follows: $7.2 million to the RDI Group Shares and $300,000 to the RDI Title Shares. Such allocation has been arrived at by arm's-length negotiation and in the judgment of the parties properly reflects the fair market value of the respective Shares. Such allocation will be binding on each party for federal and state income tax purposes in connection with the purchase and sale of the Shares and will be consistently reflected by each party on its tax returns.

         ARTICLE 3. REPRESENTATIONS OF THE STOCKHOLDERS. The Stockholders hereby jointly and severally represent and warrant to the Buyer and Bluegreen that each of the statements contained in this Article 3 (including the Schedules hereto) is true and correct and will be true and correct as of the Closing Date:

         ss.3.1 Title. The statements contained in the Preliminary Statement on page 1 of this Agreement concerning the ownership of the RDI Companies are true and correct. The statement contained in the Preliminary Statement on page 1 of this Agreement concerning AmClub is true and correct. The record and beneficial ownership of the Shares is as set forth on Schedule 3.4 (i.e. the Shares of RDI Group are owned 42.5% by Randy L. Keim, 42.5% by Jeffrey J. Keim and 15.0% by David Bidgood and the Shares of RDI Title are owned 50% by Randy L. Keim and 50% by Jeffrey J. Keim). As of the date of this Agreement, certain of the Shares have been pledged to FINOVA Capital Corporation (such pledge will be released prior to the Closing). As of the Closing Date, each Stockholder will have good, marketable and unencumbered title to the Shares of RDI Group and RDI Title to be sold by such Stockholder hereunder and full legal right, power and authority to enter into this Agreement and sell, transfer, assign and deliver such Shares as herein agreed. Subject to receipt prior to the Closing Date of the Required Consents by the Stockholders and the RDI Companies, the Buyer will, on transfer and delivery of the Shares at the Closing, acquire good and marketable title to such Shares, free and clear of any Liens, other than restrictions under generally applicable securities laws. The existing stockholders' agreement among the Stockholders shall be terminated prior to the Closing Date and be of no further effect. No Stockholder has granted any option or right, or is a party to any other agreement, which requires, or upon the passage of time or occurrence of any event, may require such Stockholder to transfer any of the Shares being sold by such Stockholder to anyone other than the Buyer.

         ss.3.2 Due Issuance. The Shares are duly authorized, validly issued, fully paid and nonassessable. Such Shares were issued in compliance with all applicable securities laws and the transfer of such Shares to the Buyer pursuant to this Agreement will not violate any such law.

         ss.3.3 Validity and Enforceability. This Agreement constitutes, and each other Transaction Document to be executed by the respective Stockholders in accordance herewith will constitute upon its execution, the valid and binding obligation of the respective Stockholders, enforceable against such Stockholders in accordance with its terms. Except for the Required Consents (which shall be obtained prior to the Closing), the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby by the Stockholders and the Selling Companies will not result in any violation of, be in conflict with or constitute a default under, any Law, contract, agreement,



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instrument, judgment, decree or order to which any Stockholder or any RDI
Company is a party or by which any Stockholder or any RDI Company is bound or the charter or bylaws of any RDI Company. Without limiting the foregoing, no Stockholder is a party to any proceedings by or against such Stockholder in any court, including without limitation under the U. S. Bankruptcy Code or any other insolvency or debtor's relief law or involving the appointment of a trustee, receiver or liquidator for him or any of his properties.

         ss.3.4 Capitalization. Schedule 3.4 sets forth a complete and accurate list of the authorized capital stock of each RDI Company. No RDI Company holds any shares of its capital stock in its treasury. As of the Closing, each RDI Company's issued and outstanding shares shall be held as set forth on Schedule
3.4. There are no outstanding options, warrants, convertible or exchangeable securities or other rights that could obligate any RDI Company to issue or purchase shares of its capital stock or other securities. No Person has any right of first refusal or preemptive right in connection with the Shares or the securities of any other RDI Company. Upon acquisition of the Shares hereunder, the Buyer will own one hundred percent (100%) of the issued and outstanding capital stock of each Selling Company and, indirectly, each other RDI Company. Except for the RDI Companies, there are no other corporations, partnerships or other Persons owned directly or indirectly by any Stockholder, any RDI Company or any Affiliate of any of the foregoing which are engaged in any business which is engaged in by any RDI Company; provided, however, that it is acknowledged and agreed that Randy L. Keim owns and may acquire interests in AmClub as provided above.

         ss.3.5 Organization, etc. Each RDI Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each RDI Company is duly qualified and authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification or authorization is required. True, correct and complete copies of the charter documents and By-laws of each RDI Company have been delivered to BUYER.

         ss.3.6 Subsidiaries. Except for the RDI Companies, no RDI Company has any Subsidiaries and no RDI Company, directly or indirectly, owns or has the right to acquire any equity interest in any Person (including without limitation any partnership). Without limiting the foregoing, CMV, Inc. and Resort Aviation Partnership have been dissolved and no RDI Company has any liabilities or obligations in respect thereof. Except as disclosed on the Interim Balance Sheet and for a $25,000 loan made by one of the RDI Companies to Randy L. Keim, none of the RDI Companies has any investment in, loan to or advance of cash or other extension of credit to any Person (other than the Timeshare Loans and advances to employees in the ordinary course in an aggregate amount not in excess of $5,000).

         ss.3.7 Power and Authority. Each Selling Company has full corporate power and authority and has taken all required corporate action necessary to permit it to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. This Agreement constitutes, and each other Transaction Document to be executed and delivered by any RDI Company in accordance herewith will constitute upon its execution, the valid and legally binding obligation of RDI Group and/or the applicable RDI Company, enforceable against RDI Group and/or the applicable RDI Company in accordance with its terms. Except for the consents specified on Schedule 3.7 hereto (the "Required Consents"), no consent, order, approval, authorization, declaration or filing, including, without limitation, any consent, approval, or authorization of or declaration or filing with any governmental authority, any party to a Material Contract or any other third party is required on the part of any RDI Company or any Stockholder for or in connection with the execution, delivery or performance by any Selling Company or any Stockholder of this Agreement or the other Transaction Documents, the sale, transfer and assignment of the Shares pursuant hereto, or to prevent a default in connection therewith.

         ss.3.8 Financial Statements. Schedule 3.8 hereto includes the combined audited balance sheets of RDI Group and its affiliates as of September 30, 1996 and 1995, and the combined related statements of income, stockholders' equity and cash flows of RDI Group and its affiliates for the fiscal year or period then ended (collectively, the "Audited Statements"). Also included in Schedule
3.8 is an unaudited combined balance sheet (the "Interim Balance Sheet") of RDI Group and its affiliates as of May 31, 1997 (the "Balance Sheet Date") and the combined related unaudited statements of operations, stockholders' equity and cash flows of RDI Group and affiliates for the eight-month period then ended (the "Interim Statements" and, collectively with the Audited Statements, the "Financial Statements"). The Financial Statements and the notes thereto, if any, were prepared in accordance with the books and records of RDI Group and GAAP applied consistently with past practice (subject, in the case of the Interim Statements, to normal year-end adjustments which in the aggregate are not material). The Financial Statements (including the notes thereto) are complete and accurate and fairly present the financial condition of RDI Group and its subsidiaries at the respective dates thereof and the results of operations of RDI Group and its subsidiaries for the respective periods indicated (subject in the case of the Interim Statements to normal year-end adjustments which in the aggregate are not material). Without limiting the foregoing, the charges, accruals and reserves on the Interim Balance Sheet are adequate to cover all unpaid Taxes for periods (including partial periods) ending on or prior to the date of the Interim Balance Sheet (it being understood that the RDI Companies have not established segregated cash accounts to satisfy such Tax obligations).

         ss.3.9 Absence of Undisclosed Liabilities. Except (a) as and to the extent reflected and reserved against in the Interim Balance Sheet or (b) for current liabilities (other than for borrowed money) incurred in the ordinary course of business consistent with past practice or (c) for obligations of future performance under Material Contracts (and other contracts entered into in the ordinary course of business which are not required to be listed on Schedule
3.17 as Material Contracts) or (d) disclosed on Schedule 3.9, no RDI Company has or will have as of the Closing Date any liability or obligation, secured or unsecured, whether accrued, absolute, contingent or otherwise, and including without limitation, in respect of Taxes.

         ss.3.10 Litigation. Except as disclosed on Schedule 3.10 hereto, there is no litigation, action, suit, proceeding, unsatisfied judgment or investigation pending or, to the knowledge of the Stockholders, threatened in or before any court, arbitrator or administrative, governmental or regulatory authority or body (a) against any RDI Company or any Stockholder or (b) which relates to any Project, any Real Estate or to the transactions contemplated by this Agreement. Except as set forth on Schedule 3.10, no RDI Company is subject to any judgment, order, writ, injunction or decree.

         ss.3.11 Insurance. Schedule 3.11 hereto sets forth a complete list of all insurance policies held by any RDI Company covering any RDI Company or any of its properties or assets and of all life insurance policies maintained for any of its officers or employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies"). Except as disclosed on Schedule 3.11, all liability Insurance Policies are on an "occurrence" basis. True, correct and complete copies of all of the Insurance Policies have been delivered to the Buyer. The Insurance Policies are valid and in full force and effect. The Insurance Policies are in amounts sufficient to avoid the operation of any co-insurance provision. Schedule 3.11 also lists all outstanding bonds and other surety arrangements issued or entered into in connection with the business of any RDI Company.

         ss.3.12 Fixed Assets. Schedule 3.12 hereto sets forth a true, correct and complete list of all material fixed assets of any RDI Company as of the date hereof. There is no pending or, to the knowledge of the Stockholders, threatened condemnation of any Real Property of any RDI Company.

         ss.3.13 Personal Property. Except for the Permitted Encumbrances, each RDI Company has good title to or a valid leasehold or license interest in each item of personal property used by it in connection with its business (including good and marketable title to all assets reflected on the Balance Sheet), free and clear of all Liens. To the knowledge of the Stockholders, all material operating assets and material equipment of each RDI Company are in good operating condition and repair, normal wear and tear excepted. The assets and properties of the RDI Companies include all assets currently used in the conduct of their Business as currently conducted. David Bidgood owns certain office computers located in the Indianapolis office of the RDI Companies and listed on
Schedule 3.13A. Except for the computers referred to in the preceding sentence, no property used by any RDI Company is owned by any Stockholder. Schedule 3.13B hereto sets forth a list of each piece of equipment leased by any RDI Company which has an annual rental in excess of $10,000.

         ss.3.14 Conduct of Business; Absence of Certain Changes. Except as disclosed on Schedule 3.14 hereto, since April 30, 1997, each RDI Company has conducted its business only in the usual and ordinary course, and (a) there has not occurred any event, circumstance or condition which has had or which may have (so far as the Stockholders can now reasonably foresee) a Material Adverse Effect, (b) there has been no damage to or destruction or loss of physical property (whether or not covered by insurance) which individually or in the aggregate, exceeded $50,000, (c) no RDI Company has declared or paid any dividend or made any distribution on its capital stock, or redeemed, purchased or otherwise acquired any capital stock or any other equity interest, (d) except for an increase in salary paid to officers (i.e. Randy L. Keim, Jeffrey J. Keim and David Bidgood) approved in May 1997 at a per annum rate of $15,000 and for raises paid to non-officer employees in the ordinary course of business consistent with past practice, no RDI Company has increased the compensation of any of its officers or directors, or the rate of pay of its employees as a group, (e) as of the date of this Agreement there has been no resignation or termination of employment of any key officer, consultant or employee of any RDI Company, (f) there has been no sale, transfer or other disposition of assets or commitment therefor other than sales in the ordinary course of business consistent with past practice, (g) except as permitted by ss.3.6, there have not been any loans made by any RDI Company to any of its employees, officers or directors other than Timeshare Loans and travel advances and other advances made in the ordinary course of business, (h) except for Permitted Encumbrances, no Lien has been placed on any of any RDI Company's assets and (i) from the date of the Interim Balance Sheet through the Closing Date, the charges, accruals and reserves for unpaid Taxes for periods ending on or prior to the Closing will continue to be accrued and reserved by each RDI Company in a manner consistent with its usual and ordinary course.

         ss.3.15 Tax Matters. The Stockholders have provided the Buyer with true and correct copies of all tax returns (original and amended) of each RDI Company for all open years. Except as stated hereinafter, each RDI Company has correctly prepared and filed when due all tax and/or information returns required by Law to be filed and has paid when due all Taxes owed by it, including without limitation Taxes levied upon any of its properties, assets, income or franchises. All such returns are, and all returns to be filed from the date hereof until the Closing Date will be, true and correct and show all Taxes owed in respect of any RDI Company for the relevant periods. Except for federal tax returns for 1989, 1990 and 1991 (with respect to which the audit has been closed and there is no further liability) and for the open Wisconsin sales tax matters which are described on Schedule 3.15 hereto, no return of RDI Group or any RDI Company has ever been audited by the Internal Revenue Service (the "IRS") or any other governmental authority. Neither RDI Group nor any RDI Company has ever filed a consent under ss.341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), nor, except for the Wisconsin sales tax matters referred to on
Schedule 3.15, has RDI Group or any RDI Company ever executed any waiver that would have the effect of extending any applicable statute of limitations in respect of any tax liabilities. The charges, accruals and reserves on each RDI Company's books in respect of Taxes for all fiscal periods are (and for the period through the Closing Date will be) adequate and there are no unpaid assessments or any basis for the assessment of any additional Taxes, penalties or interest for any period for which the due date has passed or audit thereof by any taxing authority. The charges, accruals and reserves reflected on the Interim Balance Sheet are adequate to cover all unpaid Taxes for all RDI Companies for periods ending on or prior to the date of the Interim Balance Sheet (it being understood that the RDI Companies have not established segregated cash accounts to satisfy such Tax obligations). All Taxes which the RDI Group or any RDI Company is required by Law to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity. Except for the open Wisconsin sales tax matters described on Schedule 3.15 hereto (as to which the aggregate potential exposure to the RDI Companies does not exceed $200,000), there are no tax Liens or claims pending or threatened against the RDI Group or any RDI Company or its properties or assets. There are no outstanding tax sharing agreements or other such arrangements between the RDI Group, RDI Companies, the Stockholders and any other entity. The tax basis of the assets of each RDI Company by category including the classification of such assets as being depreciable or amortizable as reflected in their respective tax returns and related work papers is true and correct in all material respects. Notwithstanding any of the provisions contained in this Agreement to the contrary, it is agreed that, if the Closing is consummated, the open Wisconsin sales tax matters described on Schedule 3.15 shall be the responsibility of and be paid by Bluegreen and Buyer, jointly and severally, and any tax refunds from the IRS with respect to the overpayment of federal taxes shall belong and be paid to Bluegreen and Buyer, as they, among themselves, may determine. Notwithstanding the foregoing, if the Closing is consummated and if the gross amount of any such tax refund does not equal at least one-half (1/2) of the foregoing sales tax liability, then the Stockholders shall be responsible and liable to Bluegreen and Buyer, jointly and severally, for the difference between the tax refund and one-half (1/2) of the sales tax liability aforereferenced.

         ss.3.16 Books and Records. The general ledgers and books of account, and all other books and records, of each RDI Company are complete and correct in all material respects and have been maintained in accordance with good business practice and applicable Law. All material corporate action of the board of directors and stockholders of each RDI Company has been duly authorized in accordance with applicable Law and the charter and by-laws of each RDI Company and has been accurately recorded in all material respects in each RDI Company's minute books.

         ss.3.17 Material Contracts. Schedule 3.17 hereto contains a complete and accurate list of all of the following contracts and agreements (whether written or oral) of each RDI Company:

         (a) agreements, contracts or instruments to which any RDI Company is a party relating to the borrowing by any RDI Company of money, the capital lease or purchase on an installment basis by any RDI Company of any property or asset or the guarantee by any RDI Company of any of the foregoing;

         (b) contracts under which the amount payable by any RDI Company with respect to its business is dependent on the revenues or income or similar measure of such RDI Company or any other Person;

         (c) licenses, leases, contracts and other arrangements with respect to any material property of any RDI Company as to which the value of the property, or the annual obligation of the Company to make payments exceeds $10,000 and all contracts, agreements, commitments, purchase orders or other understandings or arrangements with respect to which any RDI Company has any liability or obligation (contingent or otherwise) involving more than $10,000;

         (d) franchise, license, agency, sales representative, distributor, broker and similar agreements to which any RDI Company is a party;

         (e) contracts, agreements or other understandings or arrangements (including without limitation those with respect to compensation) between any RDI Company and any stockholder, officer, director, consultant, agent and/or Affiliate of any RDI Company (or any spouse or relative of any of the foregoing);

         (f) contracts with any Person which purport to restrict the business activities of any RDI Company or use of information in its business, including without limitation any covenant not to compete or any contracts imposing exclusive dealing obligations;

         (g) management, operating, service, membership, joint venture, partnership or teaming agreements or agreements with property owners associations;

         (h) barter, currency, interest rate swap, hedge or broker contract that is not terminable by will, or by giving notice of 30 days or less, without liability;

         (i) any contract or agreement pursuant to which any RDI Company has agreed to indemnify or hold harmless any other Person or to pay liquidated damages of any kind;

         (j) labor, union and similar contracts between any RDI Company and its employees; and

         (k) any other material agreement, lease, commitment, instrument, plan, arrangement or contract entered into by any RDI Company or to which any of its assets may be subject.

         All the foregoing are herein called "Material Contracts." Such list includes with respect to each Material Contract the names of the parties, the date thereof, and its title or other general description. The Material Contracts listed on Schedule 3.17 set forth the entire arrangement and understanding between the applicable RDI Company and the respective third parties with respect to the subject matter thereof and, except as indicated in such Schedule, there have been no amendments or waivers or side or supplemental arrangements to or in respect of any Material Contract. The Stockholders have furnished to Buyer true and correct copies of all Material Contracts as currently in effect, and will furnish any further information that the Buyer may reasonably request in connection therewith. Each Material Contract is valid and binding and in full force and effect. There is no event which has occurred or existing condition which constitutes or which, with notice, the happening of an event and/or the passage of time, would constitute a default or breach under any Material Contract by any RDI Company or would cause the acceleration of any obligation of any party thereto, give rise to any right of termination or cancellation or cause the creation of any Lien by reason of the failure of any RDI Company to fulfill the obligations thereunder. Although certain Material Contracts are terminable by a party thereto, without cause, upon delivery of specified notice under applicable law, the Stockholders have not received any such notice, no Stockholder has knowledge of any such notice to be delivered and the Stockholders do not have knowledge that any party to a Material Contract will not fulfill its obligations thereunder in all material respects.

         ss.3.18 Authorizations and Compliance. Schedule 3.18 hereto sets forth a complete and accurate list of all material licenses, franchises, permits, consents, approvals, authorizations and orders of governmental authorities held by any RDI Company which are in effect and which are used or useful to operate its Business and/or own its assets (collectively, the "Authorizations"). The Authorizations constitute all material licenses, franchises, permits, registrations, consents, approvals, authorizations and orders required for the conduct by any RDI Company of its Business as currently conducted and to own, lease, use and operate its properties at the places and in the manner in which the business is currently conducted. Except as provided in Schedule 3.10, each RDI Company is in compliance with all Authorizations, and all of the Authorizations are in full force and effect. Each RDI Company is, and has been, in compliance with all statutes, laws, acts, codes, orders, judgments, decrees, injunctions, regulations, rules, policies, guidelines, licenses, permits, franchises, by-laws and ordinances (collectively, "Laws") applicable to it. No RDI Company has received any notice from any governmental or regulatory authority or otherwise of any alleged violation of or noncompliance with any Law.

         ss.3.19 Labor Matters. Except for any litigation set forth on Schedule 3.10, the RDI Companies are in compliance with all Laws with respect to employment practices and prohibiting discrimination. No RDI Company is bound by any union contracts, labor agreements or other similar agreements or arrangements. Except as set forth on Schedule 3.10, there are no pending or threatened claims between any RDI Company and any of its employees (including without limitation any claim of discrimination or harassment), or any unresolved labor grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to any RDI Company. No present or former director, officer or employee of or consultant to any RDI Company, as a result of any of the transactions contemplated by this Agreement, is or would be eligible to receive any bonus, commission, severance pay, lump sum or other payment, compensation or other remuneration from any RDI Company of any kind. Except as set forth on Schedule 3.19 hereto, there are no employment or consulting contracts or arrangements by which any RDI Company is bound (other than those terminable at will with no penalty or other payment required) with any directors, officers, employees or consultants of or associated with any RDI Company. Schedule 3.19 sets forth a complete list of all officers and employees of and consultants to any RDI Company showing date of hire, hourly rate or salary, commission arrangements or other basis of compensation. For purposes of this ss.3.19 the term "employee" shall include independent contractors who spend a majority of their working time on any RDI Company's business.

         ss.3.20 ERISA; Benefit Plans. (a) Except as set forth on Schedule 3.20 hereto, no RDI Company offers, maintains or sponsors, or is required to make contributions to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other compensation or benefit plan, agreement, policy or understanding (a "Benefit Plan"), whether or not such plan is intended to be qualified under Section 401(a) of the Code, including without limitation any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). There are no compensation or benefit plans, agreements, commitments, practices or arrangements of any type providing benefits to directors, officers or employees of any RDI Company, or with respect to which any RDI Company has any liability, other than the Benefit Plans. All Benefit Plans have been maintained in accordance with the terms thereof and all applicable Laws.

         (b) With respect to each Benefit Plan, the Stockholders have delivered to the Buyer true and complete copies of: (i) any and all plan texts and agreements (including, but not limited to, trust agreements, insurance contracts and investment management agreements); (ii) any and all material employee communications (including all summary plan descriptions and material modifications thereto); (iii) the two most recent annual reports, if applicable;
(iv) the most recent annual and periodic accounting of plan assets, if applicable; (v) the most recent determination letter received from the IRS, if applicable; and (vi) in the case of any unfunded or self-insured plan or arrangement, a current estimate of accrued and anticipated liabilities thereunder.

         (c) With respect to each Benefit Plan: (i) if intended to qualify under
Section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered and enforced in accordance with its terms and all applicable laws, regulations and rulings in all material respects; (iii) no breach of fiduciary duty has occurred with respect to which any RDI Company or any Benefit Plan may be liable or otherwise damaged in any material respect; (iv) no material disputes nor any audits or investigations by any governmental authority are pending or threatened; (v) no "prohibited transaction" (within the meaning of either
Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which any RDI Company or any Benefit Plan may be liable or otherwise damaged in any material respect; (vi) all contributions, premiums, and other payment obligations have been accrued on the consolidated financial statements of RDI Group in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis, in all material respects; (vii) all contributions or benefit payments made or required to be made under such plan meet the requirements for deductibility under the Code; (viii) each RDI Company has expressly reserved in itself the right to amend, modify or terminate such plan, or any portion of it, at any time without liability to itself; and
(ix) no such plan requires any RDI Company to continue to employ any employee or director.

         (d) No Benefit Plan is, or has ever been, subject to Title IV of ERISA. With respect to each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) no such plan provides medical or death benefits with respect to current or former employees or directors of any Company beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code; (ii) each such plan has been administered in compliance with Sections 601-609 of ERISA and 4980B(f) of the Code; (iii) no such plan is or is provided through a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; and (iv) no such plan has reserves, assets, surpluses or prepaid premiums.

         (e) The execution, delivery and performance of this Agreement and the other Transaction Documents will not (i) entitle any individual to severance pay or any lump sum or other payment payable by any RDI Company, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any individual payable by any RDI Company (it being understood that the Stockholders may allocate the Purchase Price between and amongst themselves as they agree).

         ss.3.21 Banking Relationships. Schedule 3.21 hereto accurately describes all arrangements which any RDI Company has with any banking or other financial institution, indicating with respect to each such arrangement the type of arrangement maintained and the person(s) authorized in respect thereof. Except for powers of attorney granted to lenders listed on Schedule 3.21 in connection with receivables credit facilities to collect receivables pledged thereunder following an event of default, no RDI Company has any outstanding powers of attorney of any nature. Except as set forth on Schedule 3.21, no RDI Company has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise) in respect of the obligation to any Person, except as endorser or maker of checks in the ordinary course of business.

         ss.3.22 Intangible Property. No RDI Company has any registered trademarks or trade names, or any protected right to use any trademark or tradename. The use by any RDI Company of any trademarks, service marks, trade names, copyrights, franchises, licenses, logos, customer lists, processes, formulas, recipes, software, trade secrets, know-how, inventions, discoveries, and all rights with respect to the foregoing, which are used in the operation of the Business as presently conducted does not infringe and has not infringed on the rights of any other Person. Notwithstanding the foregoing, however, if the Closing occurs the Stockholders shall not be responsible or liable for any costs and expenses of acquiring additional software after the Closing or of a changeover from use of existing software after the Closing.

         ss.3.23 Real Estate. (a) Schedule 3.23 hereto contains the address of all real property (the "Real Estate") owned or leased by any RDI Company. There is no pending or, to the knowledge of the Stockholders, threatened condemnation, eminent domain, adverse possession, special assessments or similar proceeding with respect to all or any part of the Real Estate owned by any RDI Company.

         (b) Except as set forth on title insurance policies which have been delivered to the Buyer, the Real Estate is not located in any special flood hazard area designated by any federal, state, county or local government agencies having jurisdiction over the Real Estate. The Real Estate and all Projects comply with all applicable Laws.

         (c) There are no violations of, or uncured notices, suits, orders, decrees or judgments relative to violations of, any easement, restrictive covenant or other matter of record affecting the Real Estate or any part thereof.

         (d) To the extent the applicable property purports or is intended to have such services/utilities, the Real Estate has available to its lot line, without the need for easements over the land of others, public water, sewer and drainage facilities and electricity, gas, cable television and telephone utilities.

         (e) The Real Estate is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any property not included in the Real Estate (A) to fulfill any zoning, building code or other municipal requirement or any other governmental regulation, or (B) except for unsold timeshare inventory, for structural support or the furnishing to the improvements of any essential building systems. The Real Estate has adequate, direct, indefeasible legal and practical access of record for ingress from and egress to a public way. The HVAC, mechanical, electrical and other building systems serving the Real Estate, as well as all structural aspects of the Projects, are in good working order and free from material defects.

         (f) The primary intended use of the Real Estate as currently operated is allowed as of right under all applicable Laws, including, without limitation, those pertaining to zoning, environmental and land use matters.

         (g) With respect to each Project and each property managed by any RDI Company, Schedule 3.23 hereto sets forth the following: (1) a list of the applicable bylaws, member agreements, restrictive covenants or other applicable governing documents, (2) all ongoing duties and obligations of any RDI Company (to the extent not set forth in the applicable management agreement, a copy of which has been delivered to the Buyer), (3) a description of any uncompleted development, upgrade or other similar work required to be completed by any RDI Company (or any other Person) with respect to any timeshare interest which has been sold and (4) the Person(s) responsible for managing the Project. Except as set forth on Schedule 3.10, no RDI Company is in material default of any obligation owed to any purchaser of a timeshare interest. All Projects have been operated in accordance with the applicable governing documents and agreements and with applicable Law. To the extent an RDI Company manages a timeshare project but does not and has never owned it, the applicable RDI Company has carried out its duties in accordance with Law and the applicable management contract. To the extent there is any outstanding developer guaranty or any RDI Company otherwise has any obligation with respect to the funding of any association, no membership or association related to any Project or other property managed by any RDI Company is insolvent or has any material funding deficiency.

         ss.3.24 Receivables. The representations and warranties set forth on
Schedule 3.24 hereto are true and correct with respect to each Timeshare Loan originated by any RDI Company. Except as set forth on Schedule 3.24 hereto, no RDI Company has any accounts or loans receivable from any Person which is affiliated with any RDI Company or from any director, officer or employee or stockholder of any RDI Company and/or any Stockholder.

         ss.3.25 Environmental Matters. Without limiting any other representation or warranty contained herein, each RDI Company and each Project and the conduct of the Business are and have been in compliance with all Environmental Laws, including without limitation legal requirements relating to the use, storage, handling, transport and disposal of Hazardous Materials. Notwithstanding the foregoing, no representation or warranty under this ss.3.25 is made respecting any timeshare property or Real Property which is or has been managed by an RDI Company but which has not been developed by any RDI Company. None of the Projects or, to the knowledge of the Stockholders, timeshare property which an RDI Company developed and at which an RDI Company owns timeshare weeks has ever been used as a sanitary land fill or as a storage or dump site for Hazardous Materials or is contaminated with any Hazardous Materials or has located on or under it any underground storage facilities or storage tanks. Neither any RDI Company nor, to the knowledge of the Stockholders, any other Person, has ever caused or permitted any Hazardous Materials to be disposed of on or under any Project or, to the knowledge of the Stockholders, timeshare properties which an RDI Company developed and at which an RDI Company owns timeshare weeks in any manner not permitted by all applicable Laws, and no such real property has ever been used (by any RDI Company or, to the knowledge of the Stockholders, any other Person) as (a) a disposal site or permanent storage site for any Hazardous Materials or (b) a temporary storage site for any Hazardous Materials which temporary storage resulted in a release of Hazardous Materials or violated any Environmental Law. All Hazardous Materials used or generated by any RDI Company or, to the knowledge of the Stockholders, any business merged into or otherwise acquired by any RDI Company have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable Environmental Laws. No RDI Company has any liabilities with respect to Hazardous Materials, and no facts or circumstances exist which could give rise to liabilities under any applicable Environmental Law. None of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby will result in any obligations for environmental site assessment or cleanup, or notification to or consent of any governmental agency or third party under any transaction-triggered Environmental Law. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this ss.3.25 shall not apply to (i) any properties managed but never owned by an RDI Company or (ii) any properties, including timeshare weeks, not developed by an RDI Company.

         ss.3.26 Transactions with Affiliates. Except as described in Schedule
3.26 hereto, no officer, employee, director or shareholder of any RDI Company or, to the knowledge the Stockholders, any of their respective Affiliates (an "Interested Person") owned within the past two years, directly or indirectly, any material interest in, or serves or served as an officer, employee or director of, any customer, competitor or supplier of any RDI Company, or any organization which had or has a material agreement or arrangement with any RDI Company, and no Interested Person owns directly or indirectly any material asset or property used in or necessary to the business. Except as set forth on
Schedule 3.26, and for employee benefits provided to the employees of the RDI Companies generally, no RDI Company is a party to any contract or arrangement with or is indebted, either directly or indirectly, to any Interested Person.

         ss.3.27 Disclosure. None of the representations, warranties or statements of the Stockholders contained in this Agreement or the other Transaction Documents or otherwise made in writing by or on behalf of the Stockholders pursuant hereto or thereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the dates thereof. Other than competitive factors and economic conditions impacting the time share industry generally and for future acts of God such as hurricanes and similar natural disasters, there is no fact, event, or condition known to the Stockholders which has had a Material Adverse Effect or which may (so far as can now reasonably be foreseen) have a Material Adverse Effect which has not been set forth in this Agreement and the schedules hereto.

         ss.3.28 Brokers. Neither any RDI Company nor the Stockholders have dealt with any broker, finder or similar agent with respect to the transactions contemplated hereby and neither any of the RDI Companies nor the Buyer or Bluegreen shall have any obligation to any such person as a result of any action by any RDI Company and/or the Stockholders.

         ss.3.29 Warranties. Except as set forth on Schedule 3.29 hereto and for any claims set forth on Schedule 3.10, there are no existing or threatened claims against any RDI Company alleging defects in the services, real estate interests or products of any RDI Company, or alleging any failure of any RDI Company's products, services or real estate interests to meet any warranties made or deemed made.

         ss.3.30 No Other Income. Except as expressly set forth on Schedule 3.30 hereto, none of the Stockholders has any earned income (or the right to receive future compensation, whether fixed or contingent) from any source which would result in a breach of his Employment Agreement to be entered into with Bluegreen. This paragraph shall not be construed as prohibiting the Stockholders from engaging in future activities that result in earned income to themselves, so long as they are not in violation of their Employment Agreement or the terms of Article 8 below. Provided that no Stockholder shall be required to spend any business time or resources of Bluegreen, the Buyer or any RDI Company, the Stockholders shall be entitled to receive and keep any deferred professional fees or compensation in connection with the American Adventure, Inc. bankruptcy and the Buyer and Bluegreen consent to the assignment of such compensation by the applicable RDI Companies to the Stockholders, provided that the Stockholders shall, jointly and severally, be responsible for any and all Taxes incurred or arising in connection with such compensation or the assignment thereof to the Stockholders. In addition, and not in limitation of the foregoing, it is acknowledged and agreed that Randy L. Keim serves on and may, following the Closing, continue to serve on the Board of Directors of American Adventure, Inc., provided that he does not spend more than two (2) business hours otherwise required to be devoted to Bluegreen and Buyer per month on American Adventure matters and that his activities do not interfere with his obligations under his Employment Agreement. The Stockholders represent and warrant that the deferred professional fees or compensation from American Adventure referred to in this paragraph is not reflected in the Financial Statements, and no cost or expense incurred in connection with the services rendered will be paid by any RDI Company.

         ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BLUEGREEN AND BUYER. Bluegreen and the BUYER hereby jointly and severally represent and warrant to the Stockholders that each of the statements contained in this Article 4 is true and correct and will be true and correct as of the Closing Date:

         ss.4.1 Organization. Each of Bluegreen and the Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Bluegreen and the Buyer has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to be executed by it and to consummate the transactions contemplated hereby and thereby. True, correct and completed copies of (a) the charter documents and By-laws of each of the Buyer and Bluegreen and (b) the stock option plan of Bluegreen pursuant to which stock options will be granted to the Stockholders on the Closing Date have been delivered to the Stockholders.

         ss.4.2 Authorization. Except for any consents, approvals and authorizations which Bluegreen may need to obtain in connection with its financing of the Purchase Price and its other capital needs and obligations, the execution and delivery of this Agreement and the other Transaction Documents to which it is a party by Bluegreen and the Buyer, as applicable, and the consummation by them of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement constitutes, and each other Transaction Document to be executed by the Buyer and/or Bluegreen in accordance herewith will constitute upon its execution, the valid and legally binding obligation of the Buyer and/or Bluegreen, as applicable, enforceable against the Buyer and/or Bluegreen, as applicable, in accordance with their respective terms. Subject to receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any consents listed on Schedule 4.2 hereto, the execution and performance of this Agreement and the other Transaction Documents by each of Bluegreen and the Buyer, as applicable, will not, result in any violation of, be in conflict with or constitute a default under any Law, contract, agreement instrument, judgment, decree or order to which Bluegreen or the Buyer is a party or the charter of bylaws of Bluegreen or the Buyer.

         ss.4.3 Brokers. Neither the Buyer nor Bluegreen has dealt with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement and neither any RDI Company nor the Stockholder shall have any obligation to any such Person as a result of any action by Bluegreen and/or the Buyer.

         ss.4.4 Investment Intent. The Buyer is acquiring the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended, any rule or regulation under the Securities Act, or any state securities laws. The Buyer has sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase. The Buyer understands that the Shares have not been registered under the Securities Act and are therefore "restricted securities" within the meaning of Rule 144 under the Securities Act, and the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption is then available.

         ss.4.5 Litigation. There is no litigation, action, suit, proceeding, unsatisfied judgment or investigation pending, or to the knowledge of the Buyer and Bluegreen, threatened in or before any court, arbitrator, or administrative, governmental or regulatory authority or body which relates to the transactions contemplated by this Agreement or could materially adversely affect the ability of the Buyer or Bluegreen to perform hereunder.

         ss.4.6 SEC Filings. Bluegreen has delivered to the Stockholders true and correct copies of all reports filed by Bluegreen with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 30, 1997 (collectively, the "SEC Filings"). As of their respective dates, none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not materially misleading.

         ARTICLE 5.  ACCESS TO INFORMATION; PUBLIC ANNOUNCEMENTS.

         ss.5.1 Access. Each RDI Company and the Stockholders shall permit Bluegreen and the Buyer and their counsel and other representatives access, upon reasonable notice and during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records of the RDI Companies and AmClub and to any key employees, officers, advisors and consultants of any RDI Company and AmClub and shall furnish Bluegreen and the Buyer during such period all such information concerning the business affairs of the RDI Companies and AmClub as the Buyer or its counsel and other representatives may reasonably request. If the transactions contemplated by this Agreement are not consummated, all confidential or proprietary information furnished by the Stockholders shall be kept in strict confidence and shall not be used or disclosed by Bluegreen or the Buyer or any recipient, and Bluegreen and the Buyer shall, and shall cause each such recipient to, return to the Stockholders all copies of documents or records furnished hereunder; provided, however, that the restriction on disclosure and use of such confidential or proprietary information shall not apply to information which (a) is lawfully and independently obtained by Bluegreen or the Buyer from a third party which is not, to Bluegreen's knowledge, breaching a confidentiality agreement with respect to such information, (b) was known by Bluegreen or the Buyer prior to its disclosure by the Stockholders or any of the RDI Companies,
(c) is in the public domain or enters into the public domain through no fault of Bluegreen or the Buyer, or (d) is independently developed by Bluegreen or the Buyer without reference to information provided by the Stockholders. No investigation or findings of Bluegreen or the Buyer shall diminish or affect the representations and warranties of the Stockholders in this Agreement or in any other Transaction Document or relieve any Stockholder of any of such Stockholder's indemnification obligations respecting the representations and warranties of the Stockholders set forth in Article 3.

         ss.5.2 Public Announcements. Except for the press release to be issued by Bluegreen upon execution of this Agreement, the parties agree that prior to the Closing Date and, except as otherwise required by Law, neither party shall issue any press release or other public announcement concerning this Agreement and the purchase of the Shares without the prior written approval of the other party (such approval not to be unreasonably withheld or delayed). Nothing herein shall limit Bluegreen's ability to communicate with the employees of the RDI Companies and AmClub (subject to compliance with ss.5.1) or the ability of any party hereto to make such disclosures as they deem necessary in connection with their efforts to secure financing and any necessary consents and approvals, satisfy any condition to closing or to effectuate the transactions contemplated hereby.

         ss.5.3 Hart-Scott Rodino Antitrust Improvements Act. Notwithstanding any of the provisions contained in this Agreement to the contrary, the filing fee expenses of seeking approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, anticipated to be approximately Forth Five Thousand No/100 Dollars ($45,000.00) shall, if the transaction contemplated by this Agreement is not consummated, be paid one half (1/2) and one half (1/2) by Bluegreen and Buyer on the one hand, and the Stockholders on the other hand. This foregoing allocation shall not, however, require contribution by one party to the other for any attorneys' fees, accountant fees, consulting fees or professional fees related to the filing, and shall only be applicable to the filing fee as set forth hereinabove. In the event that the transaction contemplated by this Agreement is consummated, the filing fee expenses shall be paid by Bluegreen and/or Buyer as they, among themselves, may determine.

         ARTICLE 6.  PRE-CLOSING COVENANTS OF RDI COMPANIES AND STOCKHOLDERS.

         ss.6.1 Conduct of Business. Between the date of this Agreement and the Closing, unless the Buyer and Bluegreen shall otherwise consent in writing:

         (a) Required Actions. Each RDI Company shall (and the Stockholders shall cause each RDI Company to): (i) maintain its corporate existence and conduct its business only in the usual and ordinary course; (ii) preserve its business intact, retain its Authorizations, and preserve the existing contracts and goodwill of its customers, suppliers, personnel and others having business relations with it in the usual and ordinary course of its business; (iii) have in effect and maintain at all times all insurance of the kinds, in the amounts and with the insurers as is presently in effect or equivalent insurance in the prudent and reasonable course of its business; (iv) maintain its books, accounts and records in its usual, regular and ordinary manner; and (v) not willfully and intentionally breach the representations and warranties of the Stockholders set forth in Article 3 of this Agreement; and

         (b) Prohibited Actions. Each RDI Company shall not (and the Stockholders shall not permit any RDI Company to) do any of the following, directly or indirectly: (i) terminate the services of any present employee, consultant or agent except in the ordinary course of business or for good cause shown, except that no key employee shall be terminated except for good cause shown; (ii) amend its charter documents or by-laws; (iii) acquire or dispose of any material properties or assets (other than sales of inventory in the ordinary course of business consistent with past practice); (iv) subject any of its properties or assets to any Lien (other than pursuant to existing credit facilities in the ordinary course of business consistent with past practice);
(v) redeem, purchase or otherwise acquire any of its outstanding capital stock or other securities or declare or pay any dividend or distribution on the capital stock of any RDI Company; (vi) incur any indebtedness for borrowed money, incur any liabilities (other than trade payables and other expenses incurred in the ordinary course of business), issue any debt securities, make any loans or advances to any Person or assume, guarantee or endorse or otherwise become responsible for the obligation of any other Person; (vii) modify, amend, cancel or terminate any Material Contract (or waive any material rights thereunder), including the making of any prepayment on any existing obligation other than in the ordinary course of business; (viii) make any change in the accounting methods or practices employed by the RDI Companies, as at the date hereof; (ix) enter into any contract or commitment, contingent or otherwise, with respect to which any RDI Company has any liability or obligation involving more than $25,000, contingent or otherwise, or which otherwise has any continuing effect after the Closing (other than in the usual and ordinary course of business consistent with past practice) or which may place any limitation on the method of conducting or scope of the business; (x) increase the compensation or benefits payable or to become payable to any officer, director, employee, consultant or agent of any RDI Company or make or enter into any bonus payment or arrangement with any officer, director, employee, consultant or agent (other than bonus payments to which any RDI Company is committed as of the date of this Agreement and which are disclosed herein, raises paid to non-officer employees in the ordinary course of business consistent with past practice and the $15,000 per annum salary raises paid to Randy L. Keim, Jeffrey J. Keim and David Bidgood in May, 1997); (xi) issue or authorize any securities or grant options, warrants or other rights to acquire its securities; (xii) enter into any transaction with an Affiliate or take any other action which would reasonably be expected to adversely affect or detract from the value of the RDI Companies; and/or (xiii) commit or agree to do any of the foregoing.

         ss.6.2 Continuing Obligation to Inform. From time to time prior to the Closing, the Stockholders will promptly deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete at any time after the date hereof until the Closing Date provided that no such delivery shall diminish or affect the representations and warranties of the Stockholders. From time to time prior to the Closing Date, Bluegreen will, promptly after filing, deliver or cause to be delivered to the Stockholders copies of any reports filed by Bluegreen with the SEC under the Exchange Act. Each party agrees to notify the others promptly if any Person shall institute, or expressly threaten to institute, any litigation relating to, or which would adversely affect any party's rights or ability to perform under, this Agreement.

         ss.6.3 Exclusivity. The Stockholders will not, and will not permit any RDI Company to, directly or indirectly, offer, solicit offers for or sell, assign, pledge or otherwise transfer the Shares or the capital stock of any RDI Company prior to the Closing or the termination of this Agreement in accordance with Article 13 hereof. None of the RDI Companies and none of the Stockholders will, directly or indirectly, through any officer, director, agent or otherwise,
(a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or any portion of the assets of, or any equity interest in, any RDI Company or any equity investment, merger, consolidation or business combination with any RDI Company, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Stockholders will immediately disclose to the Buyer any unsolicited offer or indication of interest covered by this ss.6.3.

         ss.6.4 Separate Breach. Except for any willful and intentional breach of any provision of this Article 6, any breach of any provision of this Article 6 shall be treated only as a breach of a representation and warranty contained in this Agreement and not create or establish a separate breach or claim.

         ARTICLE 7.  ADDITIONAL COVENANTS.

         ss.7.1 Efforts. Each party hereto covenants and agrees to use all commercially reasonable efforts to obtain the satisfaction of the conditions to the Closing specified in Article 9 and Article 10 of this Agreement. Without limiting the foregoing, prior to the Closing each Stockholder will use its reasonable efforts to have any and all Stockholder Guaranties released and as soon as practicable after the date hereof the appropriate parties shall, in accordance with ss.5.3 above, make all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Bluegreen will use reasonable efforts to cooperate with the Stockholders in their efforts to have the guarantees executed by the Stockholders of the indebtedness of the RDI Companies released prior to the Closing provided that in no event shall Bluegreen (a) be obligated to agree to itself guaranty any such indebtedness or provide collateral security therefor, (b) be obligated to pay any funds to the lender or otherwise provide credit support in order to obtain the release of the Stockholder guaranties or (c) otherwise be required to enter into any agreement or arrangement which it in good faith determines is not advisable.

         ARTICLE 8.  COVENANT NOT TO COMPETE.

         ss.8.1  Noncompetition.

                  (a) Each Stockholder covenants that he will not, for a period of two (2) years after employment of such Stockholder by Bluegreen ceases for any reason (but if the term of the Employment Agreement expires upon natural termination of the expiration of three (3) years from the date of employment, then for a term of one (1) year from the date of such termination) either individually or as a consultant to, or employee, officer, director, stockholder, manager, partner or other owner or participant in any business entity other than Bluegreen or its subsidiaries, directly or indirectly (i) own, operate or sell a timeshare project within thirty (30) miles of a timeshare property developed and marketed by Bluegreen or any of its subsidiaries, (ii) accept contracts of management of timeshare associations under management to the RDI Company when those contracts existed at the time of Closing or are gained during the time of employment of the Stockholders or (iii) accept a management contract on a development within thirty (30) miles of any timeshare development managed or developed by Bluegreen or any of its subsidiaries, nor shall such Stockholders engage or participate in, assist or consult with, in any manner or in any capacity, or have any interest in or make any loan to, any Person or entity which is engaged in any business that does any of the foregoing.

                  (b) In addition, for the applicable time period set forth in paragraph (a) above, each Stockholder covenants that he will not, directly or indirectly, either individually or as consultant to, or employee, officer, director or stockholder, manager, partner or other owner or participant in any business entity, other than Bluegreen or its subsidiaries, directly or indirectly, solicit or endeavor to entice away from any RDI Company, the Buyer and/or Bluegreen or otherwise interfere with the business relationship of any RDI Company, the Buyer and/or Bluegreen with (i) any Person who is, or was at any time after May 1, 1997, employed by or associated with any RDI Company or Bluegreen, or (ii) any Person who is, or was at any time after May 1, 1997, a customer or client of, or supplier to, any RDI Company, Bluegreen, the Buyer or any of their Affiliates.

         It is understood that the provision of services by any Stockholder to AmClub shall not be subject to this ss.8.1.

         ss.8.2 Proprietary Information. Subsequent to the Closing, the Stockholders shall hold in confidence, and cause all of their Affiliates to hold in confidence, all knowledge and information of a secret or confidential nature or other information of a business, financial, marketing or other nature with respect to the business of any RDI Company and shall not, directly or indirectly, disclose, publish or make use of the same without the express written consent of Bluegreen, except (a) to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Stockholders, (b) as necessary to file tax returns or other required reports with governmental agencies or (c) to the extent requested pursuant to or as required by applicable Law.

         ss.8.3 Injunctive Relief. The Stockholders acknowledge that any breach or threatened breach of the provisions of this Article 8 will cause irreparable injury to the Buyer and Bluegreen for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, each of Bluegreen and the Buyer shall be entitled, in addition to the exercise of other remedies, to seek and (subject to court approval) obtain injunctive relief, without necessity of posting a bond, restraining the Stockholders from committing such breach or threatened breach. Without limiting any injunctive or other equitable remedy available to Bluegreen or the Buyer for a breach of ss.8.1(b) above, if any Stockholder shall breach such clause, such Stockholder shall be obligated to pay to Bluegreen as liquidated damages an amount equal to two (2) times the aggregate annual compensation of the applicable person as of the time of the wrongful act, it being agreed that the exact amount of monetary damages would be difficult to compute.

         ss.8.4 Limitation on Scope. The parties agree that the restrictive covenants contained herein are reasonable under the circumstances and further agree that the covenants contained in this Article 8 should be interpreted in such a manner as to be effective and valid under applicable law. In the event any provision of this Article 8 or portion thereof shall be held to be illegal or unenforceable, the remainder of this Article 8 or such provision shall remain in full force and effect. If any one or more of the provisions contained in this
Article 8 shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting or reducing it so as to be enforceable to the maximum extent compatible with applicable law.

         ss.8.5 Name. Following the Closing, no Stockholder shall use the RDI name as part of the name of any business enterprise, except in connection with his employment with the Buyer or Bluegreen.

         ss.8.6 Legitimate Business Interests. Each party hereto acknowledges that (x) there are legitimate business interests justifying the covenants contained in this Article 8, including without limitation that the Stockholders have and will have trade secrets, valuable confidential business or professional information and substantial relationships with existing and prospective customers, suppliers and others, customer goodwill and specialized training and
(y) the terms of this Article 8 are reasonably necessary to protect such legitimate business interests. The provisions of this Article 8 and non-competition terms contained in the employment agreements to be entered into by the Stockholders as of the Closing Date are in addition to, and not in lieu of, Article 8.

         ARTICLE 9. CONDITIONS TO OBLIGATIONS OF BLUEGREEN AND THE BUYER. The respective obligations of Bluegreen and the Buyer to consummate the transactions provided for in this Agreement are expressly subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of Bluegreen and the Buyer (if the Closing is consummated, then the provisions of this Article 9 shall be deemed to have been met or waived, it being understood that any decision by the Buyer and Bluegreen to consummate the Closing shall not limit or in any way derogate from any of the rights of the Buyer or Bluegreen under Article 12 below):

         ss.9.1 Representations and Warranties; Covenants. The representations and warranties of the Stockholders contained in Article 3, in the Schedules hereto, in the AmClub Agreement and in all certificates delivered by the Stockholders pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date. Without limiting the foregoing, (a) the shares of RDI Group shall be owned 42.5% by Randy L. Keim, 42.5% by Jeffrey J. Keim and 15.0% by David Bidgood and the shares of RDI Title shall be owned 50% by Randy
L. Keim and 50% by Jeffrey J. Keim and (b) all of the issued and outstanding shares of AmClub shall have been acquired by Randy L. Keim on terms satisfactory to the Buyer and Bluegreen. The RDI Companies and the Stockholders shall have performed all obligations and complied in all material respects with all covenants and conditions contained in this Agreement which by the terms hereof are to be performed or complied with by the RDI Companies and/or the Stockholder on or before the Closing Date, and the Buyer shall have received a certificate signed by the Stockholders to such effect; provided that, absent willful and intentional misrepresentation, no separate claim or separate cause of action shall arise from or exist in respect of such certificate or the delivery or content thereof.

         ss.9.2 Required Consents. The Stockholders shall have obtained (on terms reasonably satisfactory to the Buyer) and delivered to the Buyer all consents, licenses, approvals and permits required to be obtained by them for the consummation of the transactions contemplated hereby, and no such consent, license, approval or permit shall have been withdrawn or suspended. The Buyer and Bluegreen shall have obtained all consents, licenses, approvals and permits required to be obtained by them for the consummation of the transactions contemplated hereby, in form and substance reasonably satisfactory to Bluegreen and the Buyer.

         ss.9.3 No Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened against any of the parties to this Agreement by any governmental body or Person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         ss.9.4 Opinion of Counsel. Bluegreen and the Buyer shall have received an opinion of Weinstock & Scavo, P.C. counsel to the Stockholders and the RDI Companies in substantially the form attached hereto as Exhibit B.

         ss.9.5 Stock Certificates. The Stockholders shall have delivered to the Buyer certificates representing the Shares, duly endorsed for transfer, containing no legend or other restriction of any kind, and sufficient to vest in the Buyer good and marketable title to the Shares, free and clear of all Liens, other than restrictions under generally applicable securities laws. Without limiting the foregoing, FINOVA Capital Corporation shall have released its Liens on the Shares. The Stockholders shall have terminated any and all existing stockholders agreements relating to the Shares.

         ss.9.6 Environmental Review. Bluegreen and the Buyer shall have received the results of an environmental, health, pollution and safety review of the Christmas Mountain, Wisconsin and Orlando Sunshine, Florida properties and the property owned by AmClub in Virginia and such results shall be satisfactory to the Buyer and its financing sources.

         ss.9.7 Financing. Bluegreen and the Buyer shall have obtained financing in an amount sufficient to enable the Buyer to fund the purchase of the Shares, to provide for their working capital needs and other obligations following the Closing, and the terms and conditions of such financing shall be satisfactory to Bluegreen and the Buyer.

         ss.9.8 Other Instruments. The Stockholders shall have delivered such other certificates, consents, instruments or agreements as are reasonably requested by the Buyer or its counsel.

         ss.9.9 Real Property. With respect to each Project, the Stockholders shall have delivered to the Buyer a title insurance policy (or in lieu thereof a title certificate reflecting all Liens on the Project) from a title insurance company satisfactory to the Buyer, such policies (or certificates) to be in form and substance satisfactory to the Buyer (including without limitation as to affirmative covenants and other endorsements).

         ss.9.10 No Material Adverse Change. Between the date of this Agreement and the Closing Date, nothing shall have occurred that has had or will have a Material Adverse Effect.

         ss.9.11 Employment and Noncompetition Agreements. Each of the Stockholders shall have entered into an employment and non-competition agreement with Bluegreen and the Buyer, such agreement to be in substantially in the form attached as Exhibit C hereto (each an "Employment Agreement").

         ss.9.12 Due Diligence. The Buyer shall have completed its due diligence review of the RDI Companies and AmClub, and the results of such review shall be satisfactory to the Buyer.

         ss.9.13 AmClub. The Buyer, AmClub, Inc. and Randy L. Keim shall have entered into an agreement (the "AmClub Agreement") with respect to AmClub providing, among other things, for the granting by Mr. Keim to the Buyer of an option to acquire 100% of the issued and outstanding shares of AmClub, such agreement to be mutually satisfactory in form and substance to the parties.

         ss.9.14 Financial Condition. The financial condition of the RDI Group shall not be less favorable than its financial condition as of the date of the most recent audited balance sheet of the Selling Companies referred to in ss.3.8 hereof. Without limiting the foregoing, the combined net worth of the Selling Companies as of the Closing Date shall not be less than $4.0 million and the Buyer shall have received an unaudited combined balance sheet (the "Closing Balance Sheet") as of the Closing Date prepared in accordance with GAAP.

         ss.9.15 Restructure Agreement. Each RDI Company shall be in compliance with the terms of the Loan Restructure Agreement referred to in Note 13 of the notes to the Audited Statements, and the Buyer shall have received confirmation satisfactory in form and substance to the Buyer from the applicable lender(s) named therein that such agreement remains in full force and effect and the RDI Companies will have the benefits thereof following the Closing.

         ss.9.16 Payables. The Stockholders shall have delivered to the Buyer a certified list of all accounts payable as of the Closing Date.

         ARTICLE 10. CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS. The obligations of the Stockholders to consummate the transactions provided for in this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Stockholders (if the Closing is consummated, then the provisions of this Article 10 shall be deemed to have been met or waived, it being understood that the Closing shall not limit or in any way derogate from any of the rights of the Stockholders under Article 12 below):

         ss.10.1 Representations and Warranties; Covenants. The representations and warranties of the Buyer and Bluegreen contained in Article 4 and in all certificates delivered by the Buyer and/or Bluegreen to the Stockholders pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date. Bluegreen and the Buyer shall have performed, on or before the Closing Date, all obligations and complied in all material respects with all covenants and conditions contained in this Agreement which by the terms hereof are to be performed by Bluegreen and/or the Buyer on or before the Closing Date; and the Stockholders shall have received a certificate signed by an officer of Bluegreen and the Buyer to such effect.

         ss.10.2 No Adverse Proceedings. The consummation of the transactions contemplated hereby shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

         ss.10.3 Opinion of Counsel. The Stockholders shall have received an opinion of Choate, Hall & Stewart, counsel to the Buyer and Bluegreen, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

         ss.10.4 Deliveries at Closing. At the Closing, Bluegreen and the Buyer shall have made the deliveries required under ss.11.3.

         ss.10.5 Employment and Noncompetition Agreements. Bluegreen shall have entered into the Employment Agreements referred to in ss.10.12 above, and each Stockholder shall have received incentive stock options for the purchase of 60,000 shares of Bluegreen common stock. It is understood that such options are in consideration of future services to be rendered by the Stockholders to Bluegreen and are not partial consideration for the Shares. The Buyer and Randy
L. Keim shall have entered into the AmClub Agreement, which shall be mutually satisfactory in form and substance to the parties.

         ss.10.6 Required Consents. The Stockholders shall have obtained the Required Consents and no such consent shall have been withdrawn or suspended.

         ss.10.7 Stockholder Guaranties. With respect to each of the Stockholder Guaranties, either (a) such guaranty shall have been released prior to the Closing Date or (b) Bluegreen shall have agreed in writing to indemnify and hold harmless the applicable Stockholder for any and all amounts which such

Stockholder may, after the Closing Date, be required to pay under or in respect of such guaranty.

         ARTICLE 11.  CLOSING.

         ss.11.1 Date and Place of Closing. The consummation of the purchase and sale of the Shares hereunder (the "Closing") shall be held at 10:00 a.m. on August 28, 1997, at the offices of Bluegreen, Boca Raton, Florida, or at such later time, date and place on or after the date on which the conditions precedent set forth in Articles 9 and 10 have been satisfied (or waived) as the parties shall mutually agree. The date of the Closing is referred to herein as the "Closing Date". It is expressly understood that any decision by Bluegreen and the Buyer to consummate the Closing shall not constitute a waiver of or derogate from the rights of Bluegreen and the Buyer under Article 12 below.

         ss.11.2 Deliveries at Closing by the Stockholders. At the Closing, and upon satisfaction or waiver of the conditions set forth in Article 10 hereof, the Stockholders shall deliver or cause to be delivered to the Buyer certificates representing the Shares, duly endorsed, as provided in ss.9.5.

         ss.11.3 Deliveries at Closing by the Buyer and Bluegreen. At the Closing, and upon satisfaction or waiver of the conditions set forth in Article 9 hereof, the Buyer and Bluegreen shall deliver or cause to be delivered to the Agent for the benefit of the Stockholders (a) the original Note and payment of the cash Purchase Price as provided in ss.2.2 and (b) certified resolutions of the Board of Directors of each of Bluegreen and the Buyer authorizing the transactions contemplated hereby.

         ARTICLE 12.  SURVIVAL; INDEMNIFICATION.

         ss.12.1 Survival. Unless otherwise stated herein, the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and any investigation made by any party hereto, provided that no action or claim for the breach or inaccuracy of any representation or warranty contained in this Agreement or indemnification resulting from or relating to the breach or inaccuracy of any representation or warranty contained in this Agreement shall be made more than twenty four (24) months after the Closing Date, except for (a) representations and warranties contained in ss.ss.3.1, 3.2, 3.4, 3.15, 3.20 and 3.25 herein, (b) claims of which the Stockholders have been notified with reasonable specification by the Buyer within such twenty four (24) month period and (c) claims for breaches of representations and warranties of the Stockholders which were known by any Stockholder to be inaccurate at Closing and which were not disclosed to the Buyer, it being understood that an action covered under clauses (a), (b) and/or (c) may be commenced at any time until the relevant applicable statutes of limitation shall have expired. Notwithstanding the foregoing, any claim for indemnification with respect to the breach or falsity of any representation or warranty contained in the AmClub Agreement may be made within the applicable period set forth in the AmClub Agreement. It is understood that a claim may be made prior to such time as the exact amount of Loss shall have been determined.

         ss.12.2 Indemnification by Stockholders. Subject to ss.12.1 and to the balance of this ss.12.2, the Stockholders hereby jointly and severally indemnify and hold the Buyer and Bluegreen harmless from and against any and all Losses of any nature arising out of, resulting from or relating to (a) any breach or inaccuracy of the representations or warranties of the Stockholders or the RDI Companies set forth in Article 3 or any willful or intentional breach of any covenant or agreement of the Stockholders or the RDI Companies contained in ss.6.1 or ss.6.3 of this Agreement, and all costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing and/or (b) any pending or threatened litigation disclosed herein or in existence as of the Closing Date, including without limitation the matters set forth in Schedule
3.10 hereto,
provided that the Stockholders shall not be liable under this clause (b) for amounts owed with respect to the existing Wisconsin sales tax disputes referred to in Schedule 3.15 except to the extent provided in the last two sentences of ss.3.15. Notwithstanding anything contained in this ss.12.2 to the contrary, the Stockholders shall not be liable under this ss.12.2 for claims for Losses (other than Losses resulting from the willful or intentional breach of any covenant contained in ss.6.1 or ss.6.3, with respect to which the Buyer and Bluegreen shall be entitled to receive damages for all Losses from the first dollar) unless and until the aggregate claims of the Buyer and Bluegreen for all breaches and Losses (other than Losses resulting from the willful or intentional breach of any covenant contained in ss.6.1 or ss.6.3, with respect to which the Buyer and Bluegreen shall be entitled to receive damages for all Losses from the first dollar) exceed $175,000, at which time the Buyer and Bluegreen shall be entitled to receive damages for all Losses (i.e. from the first dollar), provided, that, in the event indemnification is not available because the aggregate claims do not exceed $175,000 the Buyer and Bluegreen shall be entitled to indemnification with respect to the breach of any particular representation or warranty, once the claims of the Buyer and Bluegreen therefor exceed $60,000 (at which time the Stockholders shall be responsible for all Losses from the first dollar). Also notwithstanding anything contained in this ss.12.2, the term "Losses" shall not include any Loss, cost, damage or expense incurred by the Buyer or Bluegreen with respect to not more than ten (10) claims, events or circumstances, provided that any particular claim, event or circumstance must represent Losses of less than $7,500 and any claim, event or circumstance initially eligible for inclusion under this sentence shall be excluded if the same facts or circumstances triggering the claim apply to more than two other claims arising from the same events or circumstances and provided further that the maximum aggregate Losses, costs, damages and/or expenses covered by this sentence and excluded from the term "Losses" shall in no event exceed $60,000.

         Subject to the next sentence, the maximum aggregate liability of the Stockholders to the Buyer and Bluegreen for Losses under this ss.12.2 for any breach or inaccuracy of any representation or warranty shall not exceed $1,500,000 (the "Cap"). The Cap set forth in the preceding sentence shall not apply, and there shall be no limit with respect to Losses relating to (1) any claim which is based on fraud, (2) any claim based on the breach or inaccuracy of any representation or warranty set forth in the fifth, sixth, seventh and/or eighth sentence of ss.3.1 of this Agreement or (3) any claim based on the breach or inaccuracy of any representation or warranty set forth in the fourth, fifth, sixth and/or seventh sentence of ss.3.4 of this Agreement.

         The Buyer and Bluegreen agree that, absent a willful and intentional breach of this Agreement, any facts or circumstances which give rise to that which may be classified as a breach of a representation or warranty under this Agreement shall solely be treated as a claim for breach of a representation or warranty hereunder, and shall not be treated as a breach of contract, covenant or agreement or other claim.

         Notwithstanding any provision contained in this ss.12.2, any tax resulting from forgiveness of notes pursuant to the Loan Restructure Agreement entered into by and between any RDI Company and Oxford Finance, shall not be deemed to be a breach of any representation or warranty or other provision of this Agreement and following the Closing the same shall be payable by Bluegreen/Buyer.

         Notwithstanding anything contained above in this ss.12.2 to the contrary, nothing contained in this ss.12.2 is or is intended to limit the rights of Bluegreen and the Buyer or the obligations of any Stockholder with respect to (x) any breach of Article 8 or (y) any willful or intentional breach of any other surviving covenant or agreement set forth in this Agreement (other than ss.6.1 or ss.6.3, as to which the above provisions of this ss.12.2 shall apply). This paragraph shall override any inconsistent provision contained in this ss.12.2.

         ss.12.3 Indemnification by Buyer and Bluegreen. Subject to ss.12.1, the Buyer and Bluegreen hereby jointly and severally indemnify and hold the Stockholders harmless from and against any and all Losses of any nature arising out of, resulting from or relating to any breach or inaccuracy of the Buyer's or Bluegreen's representations, warranties, covenants or agreements contained in this Agreement, and all costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing.

         ss.12.4 Procedures for Indemnification of Third Party Claims. (a) A party or parties entitled to indemnification hereunder with respect to a third party claim (the "Indemnified Party") will give the party or parties required to provide such indemnification (the "Indemnifier") prompt written notice of any legal proceeding, claim or demand instituted by any third party (in each case, a "Claim") in respect of which the Indemnified Party is entitled to indemnification hereunder.

         (b) The Indemnifier shall have the right, by giving written notice to the Indemnified Party within 10 days after receipt of notice from the Indemnified Party and stating that it is responsible for such Claim, at its option and expense, to defend against, negotiate, settle or otherwise deal with any Claim with respect to which it is the Indemnifier and to have the Indemnified Party represented by counsel, reasonably satisfactory to the Indemnified Party, selected by the Indemnifier; provided that the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense; provided further, that the Buyer, at any time when it believes in good faith that any Claim with respect to which the Stockholders are defending is having a material adverse effect on the Business, may assume the defense of and settle such Claim in good faith and be fully indemnified therefor (subject to the Cap, if applicable) and provided further, that the Indemnifier may not enter into a settlement of any such Claim without the consent of the Indemnified Party unless such settlement requires no more than a monetary payment for which the Indemnified Party is fully indemnified to the extent required hereunder or involves other matters not binding upon or affecting the Indemnified Party. If and to the extent the Stockholders shall make a payment directly to any third party with respect to a Claim, the payment made shall not be included as "Losses" for purposes of the $175,000 and $60,000 baskets referred to in ss.12.2. Any settlement or amount paid directly by Stockholders as indemnification shall be applied to the cap (i.e. if the Stockholders pay out One Hundred Thousand No/100 Dollars ($100,000.00), or a case is settled for One Hundred Thousand and No/100 Dollars ($100,000.00), then the remaining liability provided for under this Agreement shall be capped at One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00)).

         (c) The parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any Claim.

         ss.12.5 Set-off, Etc. The Buyer and Bluegreen shall be entitled to set-off against any amounts due or to become due under the Note any amounts for which it is entitled to indemnification under this Article 12. The Buyer and Bluegreen agree that, to the extent that Bluegreen and/or Buyer discover a breach of a representation or warranty made by the Stockholders in Article 3 hereof prior to Closing, then Bluegreen and Buyer shall have the option of consummating or not consummating the transaction contemplated by this Agreement. If Bluegreen/Buyer proceed to consummate the transaction contemplated hereunder, Bluegreen/Buyer will have the right to offset against the Note, at Closing or thereafter, the Loss arising out of or resulting from any such breach, but there shall be no reduction of the cash Purchase Price payable at Closing. In addition, the amounts otherwise payable to the Agent for the benefit of the Stockholders may be withheld and not paid to the Agent if a Stockholder violates any covenant not to compete with the Buyer or any RDI Company. It is expressly understood that the set-off rights with respect to the Note are not the sole sources of satisfying Losses and the Stockholders shall be jointly and severally liable for the full amount thereof.

         ARTICLE 13.  TERMINATION OF AGREEMENT.

         ss.13.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing in the following circumstances:

         (a) by mutual written consent of the Stockholders and the Buyer;

         (b) by the Buyer, if the Stockholders or the Selling Companies shall have breached or failed to perform in any material respect any of their obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Stockholders set forth in this Agreement shall not be true in any material respect, and such breach, failure or misrepresentation is not cured to the Buyer's reasonable satisfaction within 10 days after the Buyer gives the Stockholders written notice identifying such breach, failure or misrepresentation;

         (c) by the Stockholders, if the Buyer or Bluegreen shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of the Buyer and Bluegreen set forth in this Agreement shall not be true in any material respect, and such breach, failure or misrepresentation is not cured to the Stockholders' reasonable satisfaction within 10 days after the Stockholders give the Buyer written notice identifying such breach, failure or misrepresentation;

         (d) by the Buyer, if the conditions set forth in Article 9 become incapable of satisfaction;

         (e) by the Stockholders, if the conditions set forth in Article 10 become incapable of satisfaction; or

         (f) by the Stockholders or by the Buyer if the Closing shall not have occurred on or before October 31, 1997, or such later date, if any, as the Stockholders and the Buyer may agree in writing (provided that the term of this Agreement shall, at the sole option of the Buyer and Bluegreen, be extended for such further period as shall be necessary to close if the reason why the Closing shall not have taken place is that the Required Consents have not yet been obtained and may still be secured);

         PROVIDED THAT this Agreement may not be terminated under this ss.13.1 by any party that is in breach of any representation or warranty or in violation of any covenant or agreement contained herein.

         ss.13.2 Effect of Termination. (a) If this Agreement is terminated (i) under ss.13.1(a) or (ii) under ss.13.1(d) or ss.13.1 (e) herein at a time when no party is in breach of a representation or warranty or in violation of a covenant or agreement contained in this Agreement, all further obligations of each party will terminate without further liability of any party hereto (other than the provisions contained herein regarding the payment of expenses and broker's fees and treatment of confidential and proprietary information).

         (b) If this Agreement is terminated under ss.13.1(b), (c), (d), (e) or
(f) herein at a time when one or more parties is in willful breach of a representation or warranty or in willful violation of a covenant or agreement contained in this Agreement, the liabilities and obligations of the parties not in breach or violation of this Agreement shall terminate, and the party or parties which are in breach or violation of this Agreement shall remain liable for such breaches and violations, and nothing shall be deemed to restrict the remedies available against such party or parties.

         ARTICLE 14. DEFINITIONS. The following terms used in this Agreement will have the meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, the first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" has the meaning specified in ss.16.10.

         "Agreement" means this Stock Purchase Agreement, as in effect from time to time.

         "AmClub" has the meaning specified on the first page of this Agreement.

         "AmClub Agreement" has the meaning set forth in ss.9.13.

         "Audited Statements" has the meaning specified in ss.3.8.

         "Authorizations" has the meaning specified in ss.3.18.

         "Balance Sheet Date" has the meaning specified in ss.3.8.

         "Benefit Plan" has the meaning specified in ss.3.20.

         "Bluegreen" has the meaning specified on the first page of this Agreement.

         "Business" means the business(es) conducted by the RDI Companies.

         "Buyer" has the meaning specified on the first page of this Agreement.

         "Cap" has the meaning set forth in ss.12.2.

         "Claim" has the meaning specified in ss.12.4.

         "Closing" has the meaning specified in ss.11.1.

         "Closing Balance Sheet" has the meaning specified in ss.9.14.

         "Closing Date" has the meaning specified in ss.11.1.

         "Code" has the meaning specified in ss.3.15.

         "Dellona" has the meaning specified on the first page of this Agreement.

         "Employment Agreement" has the meaning specified in ss.9.11.

         "Environmental Laws" means the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Toxic Substances Control Act and all other federal, state and local Laws relating to pollution, hazardous substances, health, safety and/or the environment.

         "ERISA" has the meaning specified in ss.3.20.

         "Escrow Agent" has the meaning specified in ss.2.2.

         "Exchange Act" has the meaning specified in ss.4.6.

         "Financial Statements" has the meaning specified in ss.3.8.

         "GAAP" means those generally accepted accounting principles and practices applied on a consistent basis which are recognized as such from time to time by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof.

         "Hazardous Materials" means (a) any asbestos insulation or other material composed of or containing asbestos, (b) any substance, product or waste constituting or containing oil, petroleum or petroleum constituents, and (c) all hazardous, toxic or dangerous waste, substance, contaminant or material or other words of similar import defined or treated as such in the Comprehensive Environmental Response, Compensation and Liability Act, or any other federal, state, local or other Environmental Law.

         "Indemnified Party" has the meaning specified in ss.12.4.

         "Indemnifier" has the meaning specified in ss.12.4.

         "Insurance Policies" has the meaning specified in ss.3.11.

         "Intangible Property" has the meaning specified in ss.3.21.

         "Interested Person" has the meaning specified in ss.3.26.

         "Interim Balance Sheet" has the meaning specified in ss.3.8.

         "Interim Statements" has the meaning specified in ss.3.8.

         "Interval Resort" has the meaning specified on the first page of this Agreement.

         "IRS" has the meaning specified in ss.3.15.

         "Laws" has the meaning specified in ss.3.18.

         "Lien" means any lien, mortgage, pledge, security interest, charge or other encumbrance or restriction of any kind (including without limitation any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loss" means any and all direct or indirect losses, payments, obligations, damages, claims, judgments, demands, liabilities, costs and expenses (including without limitation reasonable attorneys' fees) paid or incurred, or diminution in value or reduction in benefits or rights of any kind or character that are reasonably expected to occur, including without limitation penalties, interest payable, and any legal or other expenses reasonably incurred in connection with investigating or defending any demands, claims, actions or causes of action for breach or inaccuracy of the breach of the representations or warranties, or the willful breach of any covenant contained in ss.6.1 or ss.6.3 of this Agreement, that if adversely determined could reasonably be expected to result in Losses, and all amounts paid in settlement of such claims or actions; provided, however, that such Losses shall be net of any Associated Tax Benefit (as defined below) and net of any insurance proceeds entitled to be received by an Indemnified Party from a non-affiliated insurance company on account of such loss (after taking into account any cost, including deductibles, incurred in obtaining such proceeds and any increase in insurance premiums as a direct result of a claim relating to such proceeds) and provided further that Losses shall not include an allocation of internal overhead costs of the party seeking indemnification. As used herein, the term "Associated Tax Benefit" means the cumulative reduction, if any, in Taxes enjoyed by an indemnified party in any taxable year or years as a result of the tax treatment of Losses, such reduction to be reduced (but not below zero) by any incremental Taxes paid by the indemnified party by reason of the inclusion of the indemnification payment in income if and to the extent required by applicable law. The amount of the Associated Tax Benefit shall be computed by the indemnifying party on such reasonable assumptions as it may select.

         "Material Adverse Effect" means an effect which is materially adverse to (a) the legality, validity or enforceability of this Agreement or the ability of any Stockholder or any Selling Company to perform its obligations hereunder or the ability of the Buyer to acquire the Shares or (b) the Business or (c) the operations, properties, condition (financial or otherwise), business, profits, operating results or prospects of the Business, or which in any case would have such a material adverse effect after the Closing.

         "Material Contracts" has the meaning specified in ss.3.17.

         "Multiemployer Plan" has the meaning specified in ss.3.19.

         "Multiple Employer Plan" has the meaning specified in ss.3.19.

         "Overdue Accounts" has the meaning specified in ss.2.1.

         "Permitted Encumbrances" means (a) statutory Liens for Taxes which are not yet due and payable or which are being contested in good faith by appropriate proceedings (it being understood that the RDI Company shall be responsible for the payment of all amounts contested), (b) mechanics', carriers', workmen's repairmen's or other Liens arising or incurred in the ordinary course of business which are not yet due and payable or which are being contested in good faith by appropriate proceedings (it being understood that the RDI Company shall be responsible for the payment of all amounts contested), (c) statutory Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (d) easements and rights-of-way of records and minor charges or encumbrances incurred in the ordinary course of business (other than to secure indebtedness) which do not impair in any material respect the usefulness or the value of the affected assets and (e) any interests or title of any lessor under any lease under which the RDI Company is the lessee or (f) the existing Liens listed on Schedule 15 hereto.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and government entities.

         "Project" means the following projects: Christmas Mountain, Wisconsin, Orlando Sunshine, Florida and the AmClub property in Virginia.

         "Purchase Price" has the meaning specified in ss.2.1.

         "RDI", "RDI Company", "RDI Group", "RDI Title", "RDI Realty" and "RDI Resources" have the respective meanings given to those terms on the first page of this Agreement.

         "Real Estate" has the meaning specified in ss.3.23.

         "Required Consents" has the meaning specified in ss.3.7.

         "Resort Services" has the meaning specified on the first page of this Agreement.

         "SEC" and "SEC Filings" have the respective meanings specified in ss.4.6.

         "Selling Company" has the meaning specified on the first page of this Agreement.

         "Shares" has the meaning specified on the first page of this Agreement.

         "Stockholders" has the meaning specified on the first page of this Agreement.

         "Stockholder Guaranties" means guaranties executed by one or more of the Stockholders with respect to any indebtedness of the RDI Companies to any third party lenders or any others, provided that the indebtedness has been reflected in the Financial Statements or relates to trade indebtedness or lease obligations of any RDI Company and provided further that in no event shall the Stockholder Guaranties include any guaranty, direct or indirect, of any indebtedness of AmClub owed to Liberty Bank and provided further that the Stockholder Guaranties shall not include any guarantee executed by Randy L. Keim with respect to indebtedness of AmClub outstanding as of the Closing Date if the Buyer elects not to exercise the Buyer Option (as defined in the AmClub Agreement).

         "Subsidiary" of any Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "Taxes" means all taxes, charges, fees, levies or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, custom duties, fees, assessments or charges of any kind whatever (together with any interest, penalty, or addition to tax) imposed by any governmental authority (foreign or domestic).

         "Timeshare Loan" means a purchase money loan made by an RDI Company to a purchaser of a timeshare interest, as evidenced by the applicable Timeshare Note.

         "Timeshare Mortgage" means the mortgage, security agreement and all other agreements and documents securing a Timeshare Note.

         "Timeshare Note" means the promissory note or other document or instrument which evidences the obligation of any purchaser of a timeshare interest sold and financed by any RDI Company to repay the amount financed to the applicable RDI Company.

         "Transaction Documents" means this Agreement, the Note, the guaranty to be executed by Bluegreen referenced to in ss.10.4, the Escrow Agreement and all other agreements, certificates and instruments executed and delivered in connection with the transactions contemplated by this Agreement, in each case as originally executed and as amended from time to time.

         "Vacation Shoppe" and "VUI" have the respective meanings set forth on the first page of this Agreement.

         ARTICLE 15.  ESCROW PROVISIONS.

         ss.15.1 Appointment of Escrow Agent. The parties hereby designate Weinstock & Scavo, P.C. to act as Escrow Agent hereunder and such firm hereby accepts such appointment. The Escrow Agent shall be bound by the provisions of this Article 15, but not by any other provisions of this Agreement. The parties acknowledge that Weinstock & Scavo, P.C. has acted, and may continue to act, as counsel to the RDI Companies and the Stockholders so long as such firm complies with its duties as Escrow Agent.

         ss.15.2 The Deposit. Upon the execution of this Agreement, the Buyer has delivered to the Escrow Agent the Deposit as provided in Article 2 and the Escrow Agent hereby acknowledges receipt thereof. The Escrow Agent shall invest the Deposit in an interest-bearing bank account at a major Atlanta bank or in so-called money market mutual funds as the Stockholders may in writing direct, or, in the absence of such direction, as the Escrow Agent may, in its discretion, determine. The Escrow Agent shall not be responsible for any loss resulting from any such investment. All interest on the Deposit shall be added to and become a part of the Deposit, and for tax purposes shall be reported as income to Atlanta.

         ss.15.3 Disposition of Deposit. The Escrow Agent shall hold the Deposit and distribute it only as follows:

                  (a)      Closing does not Occur.

                           (i)      Delivery to Stockholders. If this Agreement
is properly terminated by the Stockholders pursuant to Article 13, then the Escrow Agent shall deliver the Deposit to the Stockholders, and the Buyer and Bluegreen shall have no further liabilities or obligations to the RDI Companies or the Stockholders hereunder or with respect to the transactions contemplated hereby.

                           (ii)     Delivery to BUYER. If this Agreement is
terminated in any manner other than as specified in subparagraph (i) above, the Escrow Agent shall deliver the Deposit to the Buyer.

                           (iii)    Liquidated Damages. Notwithstanding any
other provision of this Agreement to the contrary, the parties expressly acknowledge that the sum referred to above in subparagraph (i) to be paid over to the Stockholders are agreed upon as liquidated damages and not as a penalty and that such sums have been computed and estimated as a reasonable forecast of probable actual loss to the Stockholders because of difficulty of estimating with exactness the damages which would actually result, provided that this sentence shall not apply in the event of any knowing misrepresentation or willful breach of this Agreement by the Buyer or Bluegreen.

                  (b) Closing Occurs. If the Closing takes place as contemplated hereunder, the Deposit shall be delivered to the Stockholders at the Closing in partial payment of the Purchase Price.

         ss.15.4  Provisions as to Escrow Agent.

                  (a) The Escrow Agent shall be protected in acting upon any written notice, certificate, waiver, consent or other instrument or document which the Escrow Agent believes to be genuine.

                  (b) It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that the Escrow Agent shall not be liable for any error or judgment, or for any act done or step taken or omitted in good faith, or for anything which the Escrow Agent may do or refrain from doing in connection with this Agreement, except that the Escrow Agent shall be liable for its own gross negligence or willful misconduct. In no event shall the

Escrow Agent be required to account for any application of funds subsequent to disposition therefor in accordance with this Agreement by the Escrow Agent.

                  (c) The Escrow Agent may consult with and obtain advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or the Escrow Agent's duties hereunder, the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion of its legal counsel. The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of any of the other parties hereto, or anyone else, to perform or comply with any provisions of this Agreement.

                  (d) If at any time the Escrow Agent shall be in doubt as to the party or parties entitled to receive any or all of the Escrow Deposit, the Escrow Agent may apply to a court for a determination of the party or parties entitled to receive the same, and the Escrow Agent shall incur no liability therefor.

                  (e) If at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to any disbursement from the Escrow Deposit, or if for any other reason it shall be unable in good faith to determine the party or parties entitled to receive a disbursement from the Escrow Deposit, the Escrow Agent may refuse to make such disbursement until the Escrow Agent shall have received instructions in writing signed by each of the Buyer, Bluegreen and the Stockholders, or until directed by a final order of a court (in an action brought by the Escrow Agent pursuant to paragraph (d) of this ss.15.4 or by any other person), whereupon the Escrow Agent shall make such disbursement in accordance with such instructions or order.

                  (f) The fees and expenses of the Escrow Agent shall be paid by the Buyer and the Stockholders. The Buyer and the Stockholders shall indemnify and hold harmless the Escrow Agent from and against all claims, losses, damages, costs, liabilities or expenses, including court costs and reasonable attorneys' fees, arising out of or in connection with the Escrow Agent's acceptance of, or performance of it duties and obligations under, this Agreement, other than as a result of willful misconduct or gross negligence on the part of the Escrow Agent. The Buyer and the Stockholders shall be jointly and severally liable to the Escrow Agent for all such amounts, but as between the Buyer and Stockholders all amounts payable to the Escrow Agent hereunder shall be borne by them equally.

                  (g) Upon effecting the disbursement and distribution of all of the funds constituting the Deposit in accordance with the terms of this Agreement, the Escrow Agent shall thereupon and thereafter be freed and discharged of all obligations and liabilities hereunder.

         ARTICLE 16.  MISCELLANEOUS.

         ss.16.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered personally or sent by telecopy, federal express (or other reputable overnight delivery service), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

         To the Stockholders:               c/o Randy L. Keim
                                            12995 Cleveland Avenue
                                            Suite 164
                                            Ft. Myers, Florida 33907


         With copies to:                    Weinstock & Scavo, P.C.
                                            Suite 300
                                            3405 Piedmont Road, N.E.
                                            Atlanta, Georgia  30305
                                            Attn:  James J. Scavo, Esq.
                                            Facsimile:  (404) 231-1618

         To the Buyer
         and/or Bluegreen:

                                            Patrick E. Rondeau, Esq.
                                            Director of Corporate Legal Affairs
                                            Bluegreen Corporation
                                            5295 Town Center Road
                                            Boca Raton, Florida  33486
                                            Facsimile:  (561) 361-2800

         With a copy to:                    Choate, Hall & Stewart
                                            Exchange Place
                                            53 State Street
                                            Boston, Massachusetts  02109
                                            Attn: William P. Gelnaw, Jr., Esq.
                                            Facsimile: (617) 248-4000


         To the Escrow Agent:               To it at the address provided above
                                            for Weinstock & Scavo, P.C.

         Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or the date shown on the receipt or confirmation thereof in all other cases.

         ss.16.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except no party may assign its obligations hereunder without the prior written consent of each other party; provided, however, that the Buyer and Bluegreen may collaterally assign their respective rights hereunder which survive the Closing to one or more of their lenders. Any assignment in contravention of this provision shall be void.

         ss.16.3 Entire Agreement; Amendments. This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may be amended or modified by a written instrument executed by each party hereto, provided that the Agent, to the extent approved by the Stockholders, shall have the authority to execute any waiver or modification on behalf of the Stockholders. The Buyer and Bluegreen shall be entitled to rely on any writing delivered to them by the Agent purporting to take or refrain from taking any action on behalf of the Stockholders. If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. Capitalized terms used but not defined in the Schedules shall have the meanings given to them in this Agreement.

         ss.16.4 Expenses. Except as otherwise provided in ss.5.3, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, provided that the reasonable fees and expenses incurred by counsel to the Stockholders on or before June 4, 1997 shall, if the Closing shall occur, be borne by the RDI Companies. In particular, the costs and expenses of counsel and other advisors, and any brokers, finders, investment bankers or other similar intermediaries, to any RDI Company or the Stockholders, and all other transaction



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

costs of any RDI Company and/or the Stockholders, shall be borne by the Stockholders and paid out of the closing proceeds.

                  ss.16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without reference to application of conflicts of laws principles, and shall take effect as a sealed instrument. Headings contained herein are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         ss.16.6 Counterparts; Severability; Obligations. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. If any provision of this Agreement is unenforceable or illegal, such provision shall be enforced to the fullest extent permitted by law and the remainder of the Agreement shall remain in full force and effect. Unless otherwise expressly indicated herein, all obligations of the Stockholders, on the one hand, and of the Buyer and Bluegreen, on the other hand, hereunder shall be joint and several.

         ss.16.7 No Waivers. No delay or failure to act on the part of any party shall constitute a waiver of any provision of this Agreement, and no waiver in any instance shall be effective in any other instance. No waiver shall be effective unless in writing signed by the party or parties waiving a term or provision of this Agreement. The rights provided are cumulative and not exclusive of any rights provided by law.

         ss.16.8 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto any benefits, remedies or claims under or by reason of this Agreement, all of which shall be for the sole and exclusive benefit of the parties hereto.

         ss.16.9 Further Assurances. Following the Closing, the Stockholders will execute and deliver to the Buyer such documents and take such other reasonable actions as the Buyer may reasonably request in order to consummate the transactions contemplated hereby.

         ss.16.10 Agent of Sellers. The Stockholders hereby appoint Randy L. Keim, as their sole and exclusive agent (the "Agent") with respect to this Agreement. In his capacity as agent, the Agent shall be authorized, in his discretion, to consent to such amendments, modifications, waivers and revisions to this Agreement on behalf of the Stockholders as are approved by the Stockholders, and to take any and all actions on behalf of the Stockholders, including without limitation executing closing certificates and documents, and his signature shall be sufficient to evidence the approval of the Sellers thereto. No Stockholder shall take any action with respect to this Agreement or the matters contemplated hereby without the approval of the Agent. The Agent shall not be liable to any Stockholder for any action taken by him in good faith pursuant to this Agreement, and the Stockholders shall jointly and severally indemnify the Agent from any losses, claims, damages and expenses arising out of his service as agent hereunder.

         ss.16.11 Release. Effective as of the Closing Date, each of the Stockholders hereby releases each RDI Company and its officers, directors, employees and Affiliates, from any and all claims, liabilities, obligations, damages, expenses and other amounts of every kind and description, known or unknown, contingent or otherwise, arising or existing on or prior to the Closing Date.

         Effective as of the Closing Date, the RDI Companies, on behalf of itself and its officers, directors, employees and Affiliates hereby release each of the Stockholders from any and all claims, liabilities, obligations, damages, expenses



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and other amounts of every kind and description, known or unknown, contingent or otherwise, arising or existing on or prior to the Closing Date, provided that such release shall not apply to (a) the breach or inaccuracy of any representation or warranty contained in this Agreement, (b) any claim based upon or arising out of the gross negligence, wilful misconduct or criminal activity of the Stockholders or any of them, (c) any loan or advance made by any RDI Company to any Stockholder; (d) the obligation of any Stockholder to return any property or asset of any RDI Company in the Stockholder's possession to the RDI Company and (e) any action or inaction of any Stockholder which causes any RDI Company to have any liability or obligation to any other person (including any governmental or regulatory authority) if such liability is not reflected on the Financial Statements and if such action or inaction, if it were taken by an employee of Bluegreen and caused Bluegreen to have any liability or obligation to another person, would, in such case, be asserted by Bluegreen against such employee.

         Notwithstanding the releases set forth in the two immediately preceding paragraphs, no such release shall minimize the agreements between Bluegreen and the Buyer and the Stockholders set forth in this Agreement or otherwise limit or derogate from the rights of any party under this Agreement or any other Transaction Document; such releases shall be limited to relationships between the RDI Companies and the Stockholders and the RDI Companies' officers, directors, employees and Affiliates as provided for hereinabove.


                                   * * * * * *





















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



         EXECUTED as of the date first above written.


                                    /s/ RANDY L. KEIM
                                    ---------------------------------
                                    RANDY L. KEIM


                                    /s/ JEFFREY J. KEIM
                                    ---------------------------------
                                    JEFFREY J. KEIM


                                    /s/ DAVID BIDGOOD
                                    ---------------------------------
                                    DAVID BIDGOOD



                                    BLUEGREEN CORPORATION


                                    By: /s/ George F. Donovan
                                       ------------------------------



                                    RDI/BG ACQUISITION CORP.


                                    By: /s/ Patrick E. Rondeau
                                       ------------------------------



                                    WEINSTOCK & SCAVO, P.C., as Escrow Agent


                                    By:  /s/ James J. Scavo
                                       ------------------------------
                                       James J. Scavo
                                       Vice President




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

                                 SPOUSAL CONSENT


         I, Barbara Keim, am the wife of Jeffrey J. Keim, who is a party to the foregoing agreement. I am aware of the contents of the foregoing agreement and hereby consent to it on behalf of our marital community.


                                                     /s/ Barbara Keim
                                                     ------------------------
                                                     Barbara Keim




                                 SPOUSAL CONSENT


         I, Deanne C. Keim, am the wife of Randy L. Keim, who is a party to the foregoing agreement. I am aware of the contents of the foregoing agreement and hereby consent to it on behalf of our marital community.


                                                     /s/ Deanne C. Keim
                                                     ------------------------
                                                     Deanne C. Keim



                                 SPOUSAL CONSENT


         I, Beth Bidgood, am the wife of David Bidgood, who is a party to the foregoing agreement. I am aware of the contents of the foregoing agreement and hereby consent to it on behalf of our marital community.



                                                     /s/ Beth Bidgood
                                                     ------------------------
                                                     Beth Bidgood










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